Exhibit 10.1

PLAN SUPPORT AGREEMENT

This PLAN SUPPORT AGREEMENT dated March 5, 2015 (this “Agreement”) is made by and among: (i) NII Holdings, Inc., NII Capital Corp. (“Capco”), NII Funding Corp., NII Aviation, Inc., Nextel International (Services), Ltd., NII Global Holdings, Inc., NII International Holdings S.à r.l. (“International Holdings”), NII International Services S.à r.l, NII International Telecom S.C.A. (“Luxco”), NII Mercosur, LLC, McCaw International (Brazil), LLC, Airfone Holdings, LLC and NIU Holdings LLC (“Selling Debtor” and, collectively with the foregoing entities, the “Company” or the “Debtors”); (ii) entities managed by Aurelius Capital Management, LP (collectively “Aurelius”), with holdings of Notes (as defined below) as set forth on its signature page hereto; (iii) entities managed by Capital Research and Management Company (collectively, “Capital Group”); (iv) the Ad Hoc Committee of Luxco Holders (the “Luxco Group” and, the members of the Luxco Group, together with Aurelius, Capital Group and any transferee of Notes that becomes a Party (as defined below) in accordance with Section 3.04 of this Agreement, the “Consenting Noteholders”), with holdings of Notes as set forth on its signature page hereto; (v) the Official Committee of Unsecured Creditors of the Debtors (the “Committee” and, together with the Debtors, the “Plan Proponents”); and (vi) each transferee that becomes a Party in accordance with Section 3.04 of this Agreement (together with the Debtors, the Consenting Noteholders, and the Committee, the “Parties” and, each, individually, a “Party”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Plan Term Sheet (as defined below).

For purposes of this Agreement, the term “Requisite Consenting Noteholders” shall be defined as each of (i) Aurelius, (ii) Capital Group and (iii) the Luxco Group. For purposes of this Agreement, the Luxco Group shall exercise its rights as a Requisite Consenting Noteholder through approval by members of the Luxco Group holding a majority in principal amount of Notes held by the Luxco Group in the aggregate.

RECITALS

WHEREAS, on September 15, 2014 and on October 8, 2014, the Debtors filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in cases (including any subsequent cases of affiliated debtors that are commenced from time to time, collectively, the “Bankruptcy Cases”) before the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), which Bankruptcy Cases have been consolidated by order of the Bankruptcy Court for procedural purposes only and are being jointly administered under case number 14-12611 (SCC). References in this Agreement to pleadings, orders and other filings and related docket numbers are to such pleadings, orders and other filings filed or entered in the Bankruptcy Cases;

WHEREAS, Capco has issued the following series of senior notes (collectively, the “Capco Notes” and, the indentures that govern the Capco Notes, as amended, modified, or supplemented from time to time (the “Capco Indentures”)):

(i)         $1,450,000,000 in principal amount of 7.625% senior notes due 2021 (the “Capco 2021 Notes”) governed by that certain Indenture dated March 29, 2011 among Capco, as issuer, the guarantors party thereto, and Wilmington Savings Fund Society, FSB, as trustee, as supplemented by that certain First Supplemental Indenture dated December 8, 2011;

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(ii)        $500,000,000 in principal amount of 8.875% senior notes due 2019 (“Capco 2019 Notes”) governed by that certain Indenture dated December 15, 2009 among Capco, as issuer, the guarantors party thereto, and U.S. Bank National Association, as trustee, as supplemented by that certain Supplemental Indenture No.1, dated March 8, 2010 and that certain Supplemental Indenture No. 2 dated May 28, 2010; and

(iii)       $800,000,000 in principal amount of 10.0% senior notes due 2016 (“Capco 2016 Notes”) governed by that certain Indenture dated August 18, 2009, among Capco, as issuer, the guarantors party thereto, and Wilmington Savings Fund Society, FSB (as successor-in-interest to Wilmington Trust Company), as trustee, as supplemented by that certain Supplemental Indenture No. 1 dated February 8, 2010, that certain Supplemental Indenture No. 2, dated March 8, 2010, and that certain Supplemental Indenture No. 3, dated May 28, 2010;

WHEREAS, Luxco has issued the following series of senior notes (collectively, the “Luxco Notes” and, together with the Capco Notes, the “Notes”, and the indentures that govern the Luxco Notes, as amended, modified, or supplemented from time to time (the “Luxco Indentures”)):

(i)         $700,000,000 in principal amount of 7.875% senior notes due 2019 (the “Luxco 7.875% Notes”) governed by that certain Indenture dated May 23, 2013 among Luxco, as issuer, NII Holdings, Inc., as guarantor, and Wilmington Trust, National Association, as trustee; and

(ii)        $900,000,000 in principal amount of 11.375% senior notes due 2019 (the “Luxco 11.375% Notes”) governed by that certain Indenture dated February 19, 2013 among Luxco, as issuer, NII Holdings, Inc., as guarantor, and Wilmington Trust, National Association, as trustee, as supplemented by that certain Supplemental Indenture, dated April 15, 2013;

WHEREAS, the Plan Proponents and the Consenting Noteholders have engaged in arm’s length, good-faith discussions regarding the reorganization of the Company (collectively, the “Restructuring”) pursuant to a chapter 11 plan of reorganization (the “Plan”) to be proposed by the Debtors in the Bankruptcy Cases, which Plan shall contain the terms and conditions set forth in, and be consistent in all respects with, the Plan Term Sheet;

WHEREAS, the Selling Debtor and the Stalking Horse Purchaser have entered into a Purchase and Sale Agreement dated January 26, 2015 (the “Stalking Horse Purchase Agreement”), pursuant to which the Selling Debtor will sell, and the Stalking Horse Purchaser will acquire, on the Closing Date, in exchange for payment of the Estimated Purchase Price and other consideration (including, without limitation, the assumption of certain liabilities), 100% of the membership interests in Nextel International (Uruguay), LLC (such acquisition, the “Stalking Horse Sale Transaction” and, such membership interests, the “Purchased Interests”), all as set forth in and pursuant to the terms of the Stalking Horse Purchase Agreement;

WHEREAS, certain of the Consenting Noteholders and the Committee executed a stipulation [Docket No. 398] in which they each confirmed their support for the Stalking Horse Sale Transaction and the channeling of any

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claims they may have against the Company Parent or the Company Shares (each term as defined in the Stalking Horse Purchase Agreement) to the proceeds of the sale to be held by NIU Holdings LLC, and the dismissal of the Company Parent’s bankruptcy case;

WHEREAS, the Stalking Horse Sale Transaction shall be conducted pursuant to section 363 of the Bankruptcy Code and be subject to higher or better offers in accordance with the bidding procedures (the “Bidding Procedures”) approved by the Order (A) Authorizing and Approving the Bidding Procedures, Break-Up Fee and Expense Reimbursement, (B) Authorizing and Approving the Debtors Entry into the Stalking Horse Purchase Agreement, (C) Approving the Notice Procedures, and (D) Scheduling a Sale Hearing [Docket No. 472] (the “Bidding Procedures Order”) entered by the Bankruptcy Court on February 17, 2015 (the transaction effecting the Stalking Horse Sale Transaction or a sale transaction for the Purchased Interests resulting from a higher or better offer in accordance with the Bidding Procedures, the “Sale Transaction”);

WHEREAS, in light of the proposed Sale Transaction, and in furtherance of the Restructuring, the Plan Proponents have requested each Consenting Noteholder to support the Plan and the Sale Transaction in accordance with this Agreement;

WHEREAS, the Independent Manager has confirmed the reasonableness of and determined to recommend to the Board of Managers (in connection with International Holdings’ capacity as sole manager of Luxco) that Luxco should join the Settlement;

WHEREAS, the applicable board of directors or managers of Holdings and Capco and the Board of Managers with respect to Luxco have approved the Settlement and the applicable Debtor’s entry into this Agreement; and

WHEREAS, subject to the execution of definitive documentation and appropriate approvals by the Bankruptcy Court, the terms of this Agreement set forth the Parties’ agreement concerning their respective obligations.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.        Proposed Restructuring. The principal terms of the Restructuring are set forth on the term sheet attached hereto as Exhibit 1 (as such term sheet may be modified in accordance with Section 10 hereof, the “Plan Term Sheet”). The Restructuring will be implemented pursuant to various agreements and related documentation, including, without limitation, (A) the Plan, which Plan shall be consistent in all material respects with the Plan Term Sheet and this Agreement; and (B) the following related documents required to implement the Restructuring that will be executed, filed with the Bankruptcy Court, become effective, or otherwise finalized (the “Plan Documents”): (a) the documents necessary to effectuate the Sale Transaction, including (i) any purchase agreement between and among any of the Debtors, their affiliates and the Purchaser other than the Stalking Horse Purchase Agreement (the “Purchase Agreement”), (ii) the order entered by the Bankruptcy Court approving the Sale Transaction (substantially in the form attached as Exhibit B to the motion seeking approval of the Sale Transaction [Docket No. 406], the “Proposed Sale Order” and, as entered by the Bankruptcy

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Court, the “Sale Order”) and (iii) any ancillary documents related to the Sale Transaction (the documents referred to in the preceding clauses (i) through (ii) and this clause (iii), the “Sale Documents”); (b) the disclosure statement related to the Plan (the “Disclosure Statement”), (c) the materials related to the solicitation of votes to accept or reject the Plan (the “Solicitation Materials”), (d) the motion to approve the Disclosure Statement and the Solicitation Materials (the “Disclosure Statement Motion”), and the order entered by the Bankruptcy Court approving the Disclosure Statement and the Solicitation Materials (the “Disclosure Statement Order”), (e) the order entered by the Bankruptcy Court confirming the Plan, including all exhibits, appendices and related documents (the “Confirmation Order”) and any pleadings in support of entry of the Confirmation Order, (f) any material appendices, amendments, modifications, supplements, exhibits and schedules relating to the Plan or the Plan Documents, including any Plan supplement; (g) any term sheet and/or commitment letter for any proposed postpetition financing or exit financing, including without limitation the Bridge Loan; (h) any operative documents for any proposed postpetition financing or exit financing, including without limitation, the Bridge Loan; (i) any documents disclosing the identity of the members of the board of directors of any of the Reorganized Debtors and the nature of and compensation for any “insider” under the Bankruptcy Code who is proposed to be employed or retained by any of the Reorganized Debtors; (j) any list of material executory contracts and unexpired leases to be assumed, assumed and assigned, or rejected; (k) a list of any material retained causes of action; (l) the certificate of incorporation and bylaws for Reorganized Holdings in forms attached as Exhibit B and Exhibit C to the Term Sheet, respectively; (m) the registration rights agreement the “Registration Rights Agreement”) filed as Exhibit A to the chapter 11 plan filed by the Debtors on December 22, 2014 (the “Original Plan”) [Docket No. 322]; and (n) any amendments, restatements, modifications or refinancings of (i) the Credit Agreement, dated as of April 20, 2012, among Nextel Telecomunicações Ltda. (“Nextel Brazil”), as Borrower, the Guarantors party thereto, and China Development Bank Corporation as Lender, Administrative Agent and Arranger, which credit facility benefits from the commercial and political risk insurance coverage provided by China Export and Credit Insurance Corporation (as amended, restated, supplemented, modified and/or refinanced from time to time, the “Brazil Sinosure Credit Agreement”); (ii) the Credit Agreement, dated as of April 20, 2012, among Nextel Brazil, as Borrower, the Guarantors party thereto, and China Development Bank Corporation as Lender, Administrative Agent and Arranger (as amended, restated, supplemented, modified and/or refinanced from time to time, the “Brazil Non-Sinosure Credit Agreement” and, together with the Brazil Sinosure Credit Agreement, the “Brazil Credit Agreements”); (iii) the Credit Agreement, dated as of July 12, 2011, among Comunicaciones Nextel de México (“Nextel Mexico”), as Borrower, the Guarantors party thereto, and China Development Bank Corporation as Lender, Administrative Agent and Arranger, which credit facility benefits from the commercial and political risk insurance coverage provided by China Export and Credit Insurance Corporation (as amended, restated, supplemented, modified and/or refinanced from time to time, the “Mexico Sinosure Credit Agreement”); (iv) the Credit Agreement, dated as of July 12, 2011, among Nextel Mexico, as Borrower, the Guarantors party thereto, and China Development Bank Corporation as Lender, Administrative Agent and Arranger (as amended, restated, supplemented, modified and/or refinanced from time to time, the “Mexico Non-Sinosure Credit Agreement” and, together with the Mexico Sinosure Credit Agreement, the “Mexico Credit Agreements” and, together with the Brazil Credit Agreements, the “CDB Agreements”); (v) the Bank Credit Bill dated October 31, 2012 between Nextel Brazil and Banco do Brasil S.A. (the “BdB Note”); and

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(vi) the Bank Credit Certificate dated December 8, 2011 among Nextel Brazil, Nextel Telecomunicações S.A. and Caixa Econômica Federal (the “Caixa Note” and, together with the CDB Agreements and the BdB Note, the “Local Credit Agreements”).

The Plan, the Plan Documents, the Sale Documents, any ancillary documents required to implement the Restructuring, and any amendments, modifications or supplements to the Plan, Plan Documents, the Sale Documents, and any such ancillary documents shall be consistent in all material respects with the Plan Term Sheet and, upon completion of the exhibits thereto, shall (i) otherwise be in form and substance reasonably acceptable to the Plan Proponents, Aurelius and Capital Group, and (ii) solely with respect to the Plan, the Disclosure Statement, the Solicitation Materials, the Disclosure Statement Motion, the Disclosure Statement Order, the Confirmation Order, any term sheet and/or commitment letter for the issuance of the Bridge Loan and any operative documents for the Bridge Loan, otherwise be in form and substance reasonably acceptable to the Luxco Group and with respect to all other documents, be subject to the consent of the Luxco Group not to be unreasonably withheld, conditioned or delayed; provided, however, the Debtors shall consult with the Luxco Group regarding the proposed exit financing and the negotiation of the terms thereof and the final terms and conditions of such exit financing will be subject to the consent of the Luxco Group, such consent not to be unreasonably withheld, conditioned or delayed; provided, further, that if Capital Group or Aurelius participates in the exit financing, such financing shall be on terms and conditions reasonably acceptable to each of the Plan Proponents and each of the Requisite Consenting Noteholders; provided, further, that (w) the foregoing consent rights of Aurelius, Capital Group and the Luxco Group with respect to (I) any amendments, restatements, modifications or refinancing of the CDB Agreements (collectively, the “CDB Amendments”) shall only apply to CDB Amendments entered into after December 18, 2014, including any amendments, restatements, modifications or refinancings of any CDB Amendments entered into prior to December 18, 2014, and (II) any amendments, restatements, modifications or refinancing of the BdB Note or the Caixa Note (collectively, the “Brazil Bank Amendments”) shall only apply to modifications to Brazil Bank Amendments made after February 26, 2015, including any amendments, restatements, modifications or refinancings of any the draft Brazil Bank Amendments dated February 13, 2015 that were delivered to the Requisite Consenting Noteholders prior to February 26, 2015, (x) notwithstanding the foregoing, the rights of the Committee with respect to the CDB Amendments and the Brazil Bank Amendments shall be limited to a right to consult with Company in connection therewith, (y) the consent rights of the Committee and Requisite Consenting Noteholders with respect to the Sale Order shall be limited to modifications of the Proposed Sale Order, and (z) the Luxco Group shall not have any consent rights with respect to any economic modifications to the terms of the Restructuring that do not affect the recoveries, in terms of value and form of consideration, to be afforded to holders of the Luxco Notes. Nothing contained in this section shall affect, in any way, the requirements set forth herein for the amendment of this Agreement and the Plan Term Sheet set forth in Section 10 hereof.

Section 2.        Exhibits Incorporated by Reference.

Each of the exhibits attached hereto, including, without limitation, the Plan Term Sheet, is expressly incorporated herein and made part of this Agreement, and all references to this Agreement, unless specified otherwise, shall include the exhibits. In the event of any

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inconsistency between this Agreement (without reference to the exhibits) and the exhibits, this Agreement (without reference to the exhibits) shall govern.

Section 3.         Consenting Noteholders’ Commitments.

3.01.           Agreement to Support the Restructuring and Vote on the Plan. Subject to the conditions contained in Section 3.03 hereof and as long as this Agreement has not been terminated pursuant to the terms hereof, each Consenting Noteholder agrees that it shall, subject to the receipt by such Consenting Noteholder of the Disclosure Statement and other Solicitation Materials that are subsequently approved by the Bankruptcy Court as complying with section 1126(b) of the Bankruptcy Code (provided, however, that only the obligations set forth in Sections 3.01(a) and 3.01(b) shall be conditioned on receipt of the Disclosure Statement and other Solicitation Materials):

(a)        to the extent solicited, timely vote or cause or direct to be voted all of its Claims (as defined in the Bankruptcy Code) in favor of the Plan by delivering its duly executed and completed ballot or ballots accepting such Plan on a timely basis following the commencement of the solicitation;

(b)        not change or withdraw (or cause or direct to be changed or withdrawn) such vote;

(c)        not directly or indirectly object to, delay, impede or take any other action to materially interfere with acceptance, confirmation, consummation, or implementation of the Plan;

(d)        not directly or indirectly seek, solicit, encourage, formulate, consent to, propose, file, support, negotiate, participate in, or vote for any restructuring, workout, plan of reorganization or liquidation, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, or sale of assets of or in respect of the Company other than the Plan or the Sale Transaction;

(e)        not directly or indirectly take an action to direct the Indenture Trustees (as applicable) to undertake any action that a Consenting Noteholder is otherwise prohibited from undertaking pursuant to Sections 3.01(c) or (d) hereof; provided, however, that to the extent a Consenting Noteholder chooses to direct an Indenture Trustee to not undertake an action that a Consenting Noteholder is otherwise prohibited from undertaking pursuant to Sections 3.01(c) and (d) hereof, such direction shall not be construed in any way as requiring any Consenting Noteholder to provide an indemnity to the applicable Indenture Trustee, or to incur or potentially incur any other liability in connection with such direction;

(f)         not directly or indirectly object to, delay, impede or take any other action to materially interfere with consummation of the Sale Transaction; and

(g)        take any and all reasonably necessary and appropriate actions in furtherance of the Restructuring and the transactions contemplated under the Plan Term Sheet, the Plan, the Plan Documents and the Sale Documents.

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Notwithstanding anything to the contrary in this Section 3.01, the vote of a Consenting Noteholder shall be immediately revoked and deemed void ab initio upon termination of this Agreement as to such Consenting Noteholder pursuant to Section 7 hereof.

3.02.           Right to Appear and Participate. Nothing in Section 3.01 hereof shall be deemed to limit any of the following rights of the Consenting Noteholders, to the extent consistent with this Agreement:

(a)        to appear and participate as a party in interest in any matter to be adjudicated in the Chapter 11 Cases so long as such appearance or participation and the positions advocated in connection therewith are not inconsistent with this Agreement, the Plan Term Sheet, or the terms of the Plan, and, other than as a result of actions or omissions any such Consenting Noteholder takes or does not take in good faith to enforce its rights under this Agreement, the Plan Term Sheet, or the terms of the Plan, do not hinder, delay or prevent consummation of the Plan;

(b)        to purchase, sell or enter into any transactions in connection with the Claims or any other claims against or interests in the Debtors, subject to the terms of Section 3.04 hereof; or

(c)        all rights under any applicable indenture, other loan document or applicable law.

3.03.           Certain Conditions. The continuing obligations of each Consenting Noteholder set forth in Section 3.01 hereof, following the occurrence of the PSA Effective Date, are subject to the following conditions:

(a)        the Plan and Plan Documents, including the Sale Documents (other than the Stalking Horse Purchase Agreement), shall (i) be in form and substance reasonably acceptable to the Plan Proponents, Aurelius and Capital Group, and (ii) solely with respect to the Plan, the Disclosure Statement, the Solicitation Materials, the Disclosure Statement Motion, the Disclosure Statement Order, the Confirmation Order, any term sheet and/or commitment letter for the issuance of the Bridge Loan and any operative documents for the Bridge Loan, be in form and substance reasonably acceptable to the Luxco Group and with respect to all other documents, be subject to the consent of the Luxco Group not to be unreasonably withheld, conditioned or delayed; provided, however, the Debtors shall consult with the Luxco Group regarding the proposed exit financing and the negotiation of the terms thereof and the final terms and conditions of such exit financing will be subject to the consent of the Luxco Group, such consent not to be unreasonably withheld, conditioned or delayed; provided, further, that if Capital Group or Aurelius participates in the exit financing, such financing shall be on terms and conditions reasonably acceptable to each of the Plan Proponents and each of the Requisite Consenting Noteholders; provided, further, that the foregoing consent rights of Aurelius, Capital Group and the Luxco Group with respect to (A) the CDB Amendments shall only apply to CDB Amendments entered into after December 18, 2014, including any amendments, restatements, modifications or refinancings of any CDB Amendments entered into prior to December 18, 2014 and (B) the Brazil Bank Amendments shall only apply to modifications to Brazil Bank Amendments made after February 26, 2015, including any amendments, restatements,

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modifications or refinancings of the draft Brazil Bank Amendments dated February 13, 2015 that were delivered to the Requisite Consenting Noteholders on or prior to February 26, 2015.

(b)        this Agreement shall have not been terminated in accordance with the terms hereof.

3.04.           Transfer of Claims.

(a)        Except as expressly provided herein, this Agreement shall not in any way restrict the right or ability of any Party to sell, use, assign, transfer or otherwise dispose of (“Transfer”) any claims as such term is defined in section 101(5) of the Bankruptcy Code (each a “Claim” and, collectively, the “Claims”); provided, however, that, for the period commencing as of the PSA Effective Date until the termination of this Agreement pursuant to the terms hereof, no Party shall Transfer any Claims, and any purported Transfer of Claims shall be null and void ab initio, unless (a) the transferee is a Party, or (b) if the transferee is not a Party, such transferee delivers to the Company (in any manner permitted by Section 11.15 hereof) within three (3) business days of the Transfer an executed joinder to this Agreement in the form attached hereto as Exhibit 2 (a “Joinder Agreement”) pursuant to which such transferee shall have assumed all obligations of the Party transferring such Claims and shall become a Party; provided, further, that, if the transferor of the Claims is a Consenting Noteholder, the transferee of such Claims shall also become a Consenting Noteholder. The failure by a Party to comply with the Transfer procedure described in the first proviso of the immediately preceding sentence (resulting in such Transfer becoming null and void ab initio) shall not constitute a material breach for purposes of Section 7.01(b) hereof. For the avoidance of doubt, to the extent not already a Party to this Agreement, a transferee of Claims under this Agreement shall only become a Party (or Consenting Noteholder, to the extent applicable) to this Agreement with respect to the Claims that are the subject of the Transfer. This Agreement shall in no way be construed to preclude any Party from acquiring additional Claims; provided, however, that any such additional Claims acquired by a Party shall automatically and immediately upon acquisition by such Party be deemed subject to all of the terms of this Agreement, whether or not notice of such acquisition is given to the Company, and that, so long as this Agreement has not been terminated, such Party shall vote (or cause to be voted) any such additional Claims in favor of the Plan in accordance and consistent with Section 3.01(a) hereof.

(b)        Notwithstanding anything herein to the contrary, (A) any Consenting Noteholder may transfer (by purchase, sale, assignment, participation or otherwise) any right, title or interest in such Claims against the Debtors to an entity that is acting in its capacity as a Qualified Marketmaker (as defined below) without the requirement that the Qualified Marketmaker be or become a Consenting Noteholder, provided that the Qualified Marketmaker subsequently transfers (by purchase, sale, assignment, participation or otherwise) within twenty (20) days of its receipt thereof the right, title or interest in such Claims against the Debtors to a transferee that is a Consenting Noteholder or becomes a Consenting Noteholder by executing a Joinder Agreement that is delivered to the Debtors within such time period, and such Transfer shall be null and void ab initio in the event the Qualified Marketmaker fails to subsequently transfer such Claims to a transferee that is or becomes a Consenting Noteholder by executing a Joinder Agreement and (B) to the extent that a Consenting Noteholder is acting in its capacity as a Qualified Marketmaker, it may transfer (by purchase, sale, assignment,

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participation or otherwise) any right, title or interest in Claims against the Debtors that the Qualified Marketmaker acquires from a holder of the Claims who is not a Consenting Noteholder without the requirement that the transferee of such Claims be or become a Consenting Noteholder.

For these purposes, a “Qualified Marketmaker” means an entity that (A) holds itself out to the market as standing ready in the ordinary course of its business to purchase from customers and sell to customers claims against the Debtors (including debt securities or other debt) or enter with customers into long and short positions in claims against the Debtors (including debt securities or other debt), in its capacity as a dealer or market maker in such claims against the Debtors, and (B) is in fact regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

Section 4.          Company’s and Plan Proponents’ Commitments.

4.01.           Company’s Commitments. Subject to the Company’s fiduciary duties under applicable law and Section 11.01 hereof and for so long as this Agreement has not been terminated in accordance with the terms hereof, the Company agrees to use its commercially reasonable efforts to:

(a)        subject to its obligations under the Stalking Horse Purchase Agreement or Purchase Agreement (as applicable), operate its business in the ordinary course, including, but not limited to, maintaining its accounting methods, using its commercially reasonable efforts to preserve its assets and its business relationships, continuing to operate its billing and collection procedures, and maintaining its business records in accordance with its past practices;

(b)        seek entry by the Bankruptcy Court of the Sale Order, and afford reasonable opportunity to review and comment on modifications to the Proposed Sale Order to the respective legal advisors for the Committee and the Consenting Noteholders in advance of the final submission of such order;

(c)        conduct the auction in accordance with the Bidding Procedures;

(d)        consummate the Sale Transaction and obtain approval of the Sale Order, including in accordance with the Bidding Procedures;

(e)        take any and all actions that the Company determines to be reasonably necessary to consummate the Sale Transaction;

(f)         assist the Purchaser, as reasonably necessary, in obtaining any and all, and obtain its own (if any), required regulatory approvals and material third-party approvals for the Sale Transaction;

(g)        consummate the Sale Transaction in a tax-efficient manner;

(h)        prepare and file a motion seeking an order from the Bankruptcy Court authorizing the Debtors’ entry into this Agreement (the “PSA Motion” and, such order

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approving the Debtors’ entry into this Agreement, the “PSA Order”), and afford reasonable opportunity to comment and review to the respective legal advisors for the Committee and the Consenting Parties in advance of the filing of the PSA Motion;

(i)         timely file, and provide the Committee and the Consenting Noteholders with a draft of such objection at least two (2) business days prior to filing, a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (i) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, (ii) dismissing the Chapter 11 Cases; (iii) modifying or terminating the Debtors’ exclusive right to file and/or solicit acceptances of a plan of reorganization; (iv) directing the appointment of a trustee pursuant to section 1104 of the Bankruptcy Code; or (v) directing the appointment of an examiner pursuant to section 1104 of the Bankruptcy Code, the appointment of which has not been consented to by the Committee, each of the Requisite Consenting Noteholders;

(j)         pay the reasonable and documented fees and expenses of (i) Akin Gump Strauss Hauer & Feld LLP (“Akin”), (ii) Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), (iii) Blackstone Advisory Partners, L.P. (“Blackstone”), (iv) Houlihan Lokey Capital, Inc. (“HL”), (v) Robbins, Russell, Englert, Orseck, Untereiner & Sauber LLP (“Robbins Russell”), (vi) Kirkland & Ellis LLP (“Kirkland” and, together with Akin and Paul Weiss, “RCN Counsel”) and (vii) Millstein & Co. (“Millstein”) in their respective capacity as counsel or financial advisor to one or more of the Requisite Consenting Noteholders, incurred prior to the effective date of the Plan (the “Plan Effective Date”) in connection with the Debtors’ restructuring, including restructuring, completion or transaction fees provided for or acknowledged in the engagement letters for Blackstone and HL (and, in the case of HL and Millstein, as such engagement letter has been amended), in full in cash; provided that the reasonable and documented fees and expenses payable by the Debtors of (v) Robbins Russell shall not exceed $150,000, (w) Kirkland shall not exceed $4,500,000, (x) Millstein shall not exceed $4,000,000, (y) Blackstone, only with respect to its restructuring and discretionary fees, shall not exceed $3,000,000, and (z) HL, only with respect to its restructuring fee, shall not exceed $7,000,000;

(k)        not request entry of a Sell-Down Order as such term is defined in the Final Order (I) Establishing Notice and Objection Procedures for Transfers of Equity Securities, (II) Establishing a Record Date for Notice and Sell-Down Procedures for Trading in Claims Against the Debtors’ Estates and (III) Granting Related Relief [Docket No. 138] without the consent of the Committee and each of the Requisite Consenting Noteholders; and

(l)         if the Debtors know or should know of a breach by any Debtor in any respect of the obligations, representations, warranties or covenants of the Debtors set forth in this Agreement, furnish prompt written notice (and in any event within three (3) business days of such actual knowledge) to the Consenting Noteholders.

4.02.           Plan Proponents’ Commitments. Subject to each of the Plan Proponents’ respective fiduciary duties under applicable law and Sections 11.01 and 11.02 hereof and for so long as this Agreement has not been terminated in accordance with the terms hereof, each of the Plan Proponents agrees to use its commercially reasonable efforts to:

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(a)        prepare the Plan Documents and any related documents, and distribute such documents concurrently to the Consenting Noteholders, and afford reasonable opportunity to comment and review to the respective legal and financial advisors for the Consenting Noteholders in advance of any filing thereof;

(b)        support and complete the Restructuring and all transactions contemplated under the Plan Term Sheet, the Plan and the Plan Documents;

(c)        take any and all necessary and appropriate actions in furtherance of the Restructuring and the transactions contemplated under the Plan Term Sheet, the Plan and the Plan Documents, including, without limitation, taking any and all actions necessary to consummate the Restructuring in any applicable jurisdictions other than the United States;

(d)        complete the Restructuring and all transactions contemplated under the Plan Term Sheet, the Plan and the Plan Documents within the applicable timeframes provided therefor in this Agreement; and

(e)        take no actions inconsistent with this Agreement or the Plan Term Sheet, or that would delay or impede the solicitation, confirmation or consummation of the Plan, including the soliciting or causing or allowing any of their agents or representatives to solicit any agreements relating to any chapter 11 plan or restructuring transaction other than the Plan (an “Alternative Transaction”); provided, however, that the Sale Transaction or the Debtors’ solicitation of interest in, and the negotiation of one or more agreements relating to, a sale of the Debtors’ or their subsidiaries’ assets, including the marketing and solicitation of bids for the sale any of their assets pursuant to section 363 of the Bankruptcy Code as contemplated by the Plan Term Sheet, and/or negotiation and consummation of amendments or a restructuring of indebtedness owed by its non-Debtor affiliates, in each case, shall not itself constitute an Alternative Transaction.

Section 5.          Mutual Representations, Warranties, and Covenants. Each of the Parties individually represents, warrants, and covenants to each other Party, as of the date of this Agreement (or, with respect to a transferee, the date of such Transfer), as follows (each of which is a continuing representation, warranty, and covenant):

5.01.           Existence; Enforceability. It is validly existing and in good standing under the laws of the state of its organization, and this Agreement is the legally valid and binding obligation of such Party, enforceable against it in accordance with its terms.

5.02.           No Violation. The execution, delivery and performance by such Party of this Agreement does not and shall not (i) violate (a) any provision of law, rule or regulation applicable to it or any of its subsidiaries, as applicable, or (b) its charter or bylaws (or other similar governing documents) or those of any of its subsidiaries, as applicable, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material contractual obligation to which it or any of its subsidiaries, as applicable, is a party.

5.03.           No Consent or Approval. Except as expressly provided in this Agreement, no consent or approval is required by any other person or entity in order for it to carry out the transactions contemplated by, and perform the respective obligations under, this Agreement.

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5.04.           Power and Authority. It has all requisite corporate, partnership, limited liability company or similar authority to execute this Agreement and carry out the transactions contemplated hereby and perform its obligations contemplated hereunder, and the execution and delivery of this Agreement and the performance of such Party’s obligations hereunder have been duly authorized by all necessary corporate, partnership, limited liability company or other similar action on its part.

5.05.           Consenting Noteholder Representations. Each Consenting Noteholder individually represents, warrants, and covenants to each other Party that the following statements are true, correct, and complete as of the date of this Agreement (or, with respect to a transferee, the date of such Transfer) (each of which is a continuing representation, warranty, and covenant):

(a)        it (i) is either (a) the sole beneficial owner of the principal amount of Claims set forth below its signature hereto, or (b) has sole investment or voting discretion with respect to the principal amount of Claims set forth below its signature hereto and has the power and authority to bind the beneficial owner(s) of such Claims to the terms of this Agreement, (ii) has full power and authority to act on behalf of, vote and consent to matters concerning such Claims and to dispose of, exchange, assign, and transfer such Claims and (iii) holds no other Claims;

(b)        other than pursuant to this Agreement, its Claims are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition or encumbrance of any kind that would adversely affect in any way such Consenting Noteholder’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed;

(c)        it (i) has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and of making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of entering into this Agreement and (ii) is an “accredited investor” (as defined by Rule 501 of the Securities Act of 1933, as amended); and

(d)        it has made no prior assignment, sale, participation, grant, conveyance, pledge, or other Transfer of, and has not entered into any other agreement to assign, sell, participate, grant, convey, pledge, or otherwise Transfer, in whole or in part, any portion of its right, title, or interests in any of the Claims that are inconsistent or conflict with representations and warranties of such Consenting Party herein or that would render it otherwise unable to comply with this Agreement and perform its obligations hereunder, either generally or with respect to any specific Claims.

Section 6.          No Waiver of Participation and Reservation of Rights and Ratification of Liability. This Agreement and the Plan Term Sheet evidence a proposed settlement of disputes among the Parties. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict any right or ability of each of the Parties to protect and preserve its rights, remedies and interests.  Without limiting the foregoing sentence in any way, if the transactions contemplated by this Agreement

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or otherwise set forth in the Plan are not consummated, or if this Agreement is terminated for any reason (other than pursuant to Section 7.02 hereof), each of the Parties fully reserves any and all of its rights, remedies, and interests. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement, the Term Sheet and all negotiations relating hereto shall not be admissible into evidence in any action, case, or proceeding other than an action, case or proceeding to enforce its terms.

Section 7.           Termination Events.

7.01.           Termination Events. This Agreement may be terminated by (i) the mutual consent of the Plan Proponents and each of the Requisite Consenting Noteholders or (ii) either of the Plan Proponents, or any of the Requisite Consenting Noteholders upon two (2) business days prior written notice delivered to the other Parties upon the occurrence of any of the following events (each a “Termination Event”); provided, however, that this Agreement may be terminated solely (i) by the Committee or any of the Requisite Consenting Noteholders upon the occurrence of the Termination Events set forth in clauses (a), (e), (f) and (i)-(p) below and (ii) by any of the Requisite Consenting Noteholders upon the occurrence of the Termination Event set forth in clause (g) below:

(a)        the public announcement by the Company of its intention not to pursue the Restructuring or the Sale Transaction, or the Company’s acceptance of an Alternative Transaction;

(b)        following the delivery of written notice thereof by a non-breaching Party, the occurrence of a material breach by any of the Parties of any of its obligations, representations, warranties, covenants or commitments set forth in this Agreement that is either unable to be cured or is not cured within five (5) business days following the delivery of such notice;

(c)        the issuance by any court of competent jurisdiction or other competent governmental or regulatory authority of an order making illegal or otherwise restricting, preventing or prohibiting the Restructuring or the Sale Transaction or causing a material adverse effect on the economics terms of the Restructuring or the Sale Transaction, taken as a whole, in each case, in a manner that cannot reasonably be remedied by the Company;

(d)        the appointment in the Bankruptcy Cases of a trustee or receiver (but not the Independent Manager), the conversion of the Bankruptcy Cases to cases under chapter 7 of the Bankruptcy Code, or the dismissal of the Bankruptcy Cases by order of the Bankruptcy Court;

(e)        the Debtors’ entry into any postpetition financing agreement in form and substance not reasonably acceptable to the Committee and each of the Requisite Consenting Noteholders;

(f)         the Debtors’ entry into any exit financing agreement in form and substance not reasonably acceptable to the Committee, Capital Group and Aurelius, and subject to the consent of the Luxco Group not to be unreasonably withheld, conditioned or delayed; provided, however, the Debtors shall consult with the Luxco Group regarding the proposed exit

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financing and the negotiation of the terms thereof and the final terms and conditions of such exit financing will be subject to the consent of the Luxco Group, such consent not to be unreasonably withheld, conditioned or delayed; provided, further, that if Capital Group or Aurelius participates in the exit financing, such financing shall be on terms and conditions reasonably acceptable to each of the Plan Proponents and each of the Requisite Consenting Noteholders;

(g)        (i) any modification of the draft Brazil Bank Amendments dated February 13, 2015 delivered to the Requisite Consenting Noteholders on or before February 26, 2015, (ii) any CDB Amendments entered into after December 18, 2014 (including any amendments, restatements, modifications or refinancings of any CDB Amendments entered into prior to December 18, 2014), and (iii) the entry into any other agreement relating to the financing of the Debtors’ operating subsidiaries, in each case, that is in form and substance not reasonably acceptable to Aurelius and Capital Group, and subject to the consent of the Luxco Group not to be unreasonably withheld, conditioned or delayed;

(h)        the entry by the Bankruptcy Court of an order terminating the Debtors’ exclusive right to file a plan of reorganization pursuant to Bankruptcy Code section 1121;

(i)         the failure of the Debtors to have sought, in connection with their motion for approval of postpetition financing, authority to pay in full in cash the reasonable fees and expenses of each RCN Counsel (A) incurred through the date of the order approving such motion (the “DIP Financing Order”), with such payment to be made to Akin and Kirkland expeditiously after entry of the DIP Financing Order and receipt of the relevant invoices for such fees and expenses and to Paul Weiss on the Effective Date following the receipt of invoices for such fees and expenses, and (B) incurred from the date of the DIP Financing Order through the Effective Date, with such payment to be made to each RCN Counsel on the Effective Date, in each case, subject to the limitations set forth in Section 4.01(j) hereof;

(j)         the failure of the Plan Proponents to have filed the Disclosure Statement, the Plan, the motion to approve the Disclosure Statement and the PSA Motion with the Bankruptcy Court by March 13, 2015;

(k)        the failure of the Bankruptcy Court to have entered an order approving the Disclosure Statement by April 20, 2015;

(l)         the failure of the Bankruptcy Court to have entered the Sale Order by March 24, 2015;

(m)       the failure to have consummated the Sale Transaction by September 30, 2015;

(n)        the failure of the Bankruptcy Court to have commenced a hearing on the confirmation of the Plan on or before June 3, 2015;

(o)        the failure of the Bankruptcy Court to have entered the Confirmation Order and the PSA Order on or before June 12, 2015;

(p)        the failure of the Plan Effective Date to have occurred by June 26, 2015 unless the only remaining conditions to the consummation of the Sale Transaction are the

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receipt of all governmental approvals for the Sale Transaction and the completion of deliveries that are required to be made at the closing of the Sale Transaction by the respective parties to the Purchase Agreement;

(q)        the amendment or modification of any of the Sale Documents, the Plan or Disclosure Statement in a manner that is materially adverse to any of the Plan Proponents or any of the Requisite Consenting Noteholders and is not otherwise reasonably acceptable to each of the Plan Proponents and each of the Requisite Consenting Noteholders;

(r)        any of the orders approving this Agreement, the Sale Transaction (including the Bidding Procedures Order and the Sale Order), the Disclosure Statement, or the Confirmation Order is reversed, stayed, dismissed, vacated, reconsidered or is materially modified or materially amended after entry in a manner that is not reasonably acceptable to any of the Plan Proponents and each of the Required Consenting Noteholders; or

(s)        the determination by any of the Company’s board of directors that (i) proceeding with the transactions contemplated by this Agreement would be inconsistent with the continued exercise of its fiduciary duties, or (ii) having received a proposal or offer for an Alternative Transaction, that such Alternative Transaction is likely to be more favorable than the Plan and that continued support of the Plan pursuant to this Agreement would be inconsistent with its fiduciary obligations.

The Committee may withdraw from and no longer remain bound by this Agreement, it being understood that the Agreement shall remain binding among the remaining Parties, in the event the Committee determines that proceeding with the transactions contemplated by this Agreement would be inconsistent with the continued exercise of its fiduciary duties.

No Party may terminate this Agreement if such Party failed to perform or comply in any material respect with the terms and conditions of this Agreement, with such failure to perform or comply causing, or resulting in, the occurrence of one or more termination events specified herein. Nothing in this Section 7 shall relieve any Party of liability for any breach or non-performance of this Agreement occurring prior to the Termination Date.

The date on which this Agreement is terminated in accordance with the provisions of this Section 7 shall be referred to as the “Termination Date”. On the Termination Date, the provisions of this Agreement and the Plan Term Sheet shall terminate, except as otherwise provided in this Agreement, unless, within three (3) business days of such Termination Date, the Plan Proponents and each of the Requisite Consenting Noteholders waive, in writing, the occurrence of the Termination Event giving rise to the occurrence of such Termination Date.

For the avoidance of doubt, each of the Parties hereby waives any requirement under section 362 of the Bankruptcy Code to lift the automatic stay thereunder for purposes of providing notice under this Agreement (and agrees not to object to any non-breaching Party seeking, if necessary, to lift such automatic stay in connection with the provision of any such notice); provided, however, that nothing in this paragraph shall prejudice any Party’s rights to argue that the termination was not proper under the terms of this Agreement.

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7.02.           Termination Upon Plan Effective Date. This Agreement shall terminate automatically without further required action or notice upon the Plan Effective Date.

Section 8.          Cooperation and Support. The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of all matters concerning the implementation and consummation of the Restructuring. Furthermore, subject to the terms of this Agreement, each of the Parties shall execute and deliver any other agreements or instruments, seek regulatory approvals and take other similar actions outside of the Bankruptcy Cases as may be reasonably appropriate or necessary, from time to time, to carry out the purposes and intent of this Agreement or to effectuate the solicitation of the Plan, the Plan and/or the Restructuring, as applicable, and shall refrain from taking any action that would frustrate the purposes and intent of this Agreement. Furthermore, the Committee’s obligations set forth in Section 4.02 hereof with respect to actions that, as a legal matter, can only be performed by the Debtors are subject to the Debtors’ reasonable cooperation and performance in connection therewith.

Section 9.          Effectiveness. This Agreement shall become effective (A) with respect to the Consenting Noteholders and the Committee, on the date on which (i) Aurelius, (ii) Capital Group, (iii) each member of the Luxco Group, and (iv) the Committee deliver to the other Parties duly executed counterpart signature pages to this Agreement (such date, the “PSA Effective Date”) and (B) with respect to the Company, on the date the Bankruptcy Court enters an order approving the Debtors’ entry into this Agreement. Upon the PSA Effective Date, the Plan Term Sheet shall be deemed effective for the purposes of this Agreement and thereafter the terms and conditions therein may only be amended, modified, waived or otherwise supplemented as set forth in Section 10 hereof.

Section 10.        Amendments. This Agreement, the Plan Term Sheet, any exhibits attached thereto, and the Plan may not be modified, amended, or supplemented without the prior written consent of (i) each of the Plan Proponents and (ii) each of the Requisite Consenting Noteholders; provided that the Luxco Group shall not have any consent rights with respect to any economic modifications to the terms of the Restructuring that do not affect the recoveries, in terms of value and form of consideration, to be afforded to holders of the Luxco Notes.

Section 11.        Miscellaneous.

11.01.         Company Fiduciary Duties. Notwithstanding anything to the contrary in this Agreement, (i) nothing in this Agreement shall require the Company or its subsidiaries or affiliates or any of its or their respective directors or officers (in such person’s capacity as a director or officer) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with, or cause such party to breach, such party’s fiduciary obligations under applicable law, and (ii) the Debtors and each of their boards of directors shall be entitled to take any action in connection with the Sale Transaction and continue to market and solicit bids for the sale any of their assets pursuant to section 363 of the Bankruptcy Code in the interest of maximizing the value of the Debtors’ estates, consistent with their fiduciary obligations.

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11.02.         Committee Fiduciary Duties; Status of Committee Members. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require the Committee or its members (in such member’s capacity as a Committee member) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with, or cause such party to breach, such party’s fiduciary obligations under the Bankruptcy Code and applicable law. For the avoidance of doubt, the obligations of the Committee under this Agreement shall be binding on the Committee itself, and nothing set forth in this Agreement shall be construed to bind any individual member of the Committee in its individual capacity, unless such member has separately executed this Agreement or a Joinder Agreement in its individual capacity.

11.03.         Complete Agreement. This Agreement, together with all exhibits and schedules attached hereto, is the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, between the Parties with respect thereto. No claim of waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of such Party.

11.04.         Parties. This Agreement shall be binding upon, and inure to the benefit of, the Parties.  No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity except as provided in Section 3.04 hereof.  Subject to Section 9 hereof, nothing in this Agreement, express or implied, shall give to any person or entity, other than the Parties, any benefit or any legal or equitable right, remedy or claim under this Agreement.

11.05.         Headings. The headings of all sections of this Agreement are solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

11.06.         GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF TRIAL BY JURY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement, to the extent possible, in the Bankruptcy Court, and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court, (ii) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court and (iii) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any party hereto. Each party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

11.07.         Specific Performance. It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party

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and a non-breaching Party may be entitled to seek specific performance and injunctive or other equitable relief as a remedy of any such breach, including, without limitation, an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder; provided, however, that each Party agrees to waive any requirement for the securing or posting of a bond in connection with such remedy.

11.08.         Execution of Agreement. This Agreement may be executed and delivered (by facsimile, by electronic mail in portable document format (.pdf) or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

11.09.         Interpretation. This Agreement is the product of negotiations between the Plan Proponents and the Consenting Noteholders, and, in the enforcement or interpretation hereof, is to be interpreted in a neutral manner to effect the intent of the Parties hereto, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

11.10.         Successors and Assigns; Severability. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators and representatives, other than a trustee or similar representative appointed in a bankruptcy case; provided that nothing contained in this Section 11.10 shall be deemed to permit sales, assignments, or other Transfers or other claims against or interests in the Company other than in accordance with this Agreement.  The agreements, representations and obligations of the Consenting Noteholders under this Agreement are, in all respects, several and not joint. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision hereof and this Agreement shall continue in full force and effect.

11.11.         Representation by Counsel. Each Party hereto acknowledges that it has been represented by counsel (or had the opportunity to and waived its right to do so) in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would provide any Party hereto with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

11.12.         Survival. Notwithstanding the termination of this Agreement, the agreements and obligations of the Parties in this Section 11 and in Sections 6 and 12 hereof shall survive such termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof.

11.13.         Independent Due Diligence and Decision-Making. Each Consenting Party hereby confirms that its decision to execute this Agreement has been based upon its independent

18

investigation of the operations, businesses, financial and other conditions and prospects of the Company.

11.14.         Relationship Among Parties. It is understood and agreed that no Consenting Party has any duty of trust or confidence in any form with any other Consenting Party, and, except as provided in this Agreement, there are no agreements, commitments or undertakings among or between them. In this regard, it is understood and agreed that any Consenting Party may trade in the Claims or other debt or equity securities of the Company without the consent of the Company, as the case may be, or any other Consenting Party, subject to applicable securities laws and the terms of this Agreement; provided, further, that no Consenting Party shall have any responsibility for any such trading by any other entity by virtue of this Agreement. No prior history, pattern or practice of sharing confidences among or between the Consenting Noteholders shall in any way affect or negate this understanding and agreement.

11.15.         Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, electronic mail, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

(a) if to the Company, to:

NII Holdings, Inc.

1875 Explorer Street, Suite 800

Reston, Virginia 20190

Attention: Gary D. Begeman, Executive Vice President and General Counsel

Fax No.: 703-390-7170

Email: gary.begeman@nii.com

with copies to:

Jones Day

222 East 41st Street

New York, New York 10017

Fax No.: 212-755-7306

Attention: Scott J. Greenberg and Michael J. Cohen

Email: sgreenberg@jonesday.com and mcohen@jonesday.com

(b)        if to a Consenting Noteholder or a transferee thereof, to the addresses, electronic mail addresses or facsimile numbers set forth below following the Consenting Noteholder’s signature (or as directed by any transferee thereof), as the case may be, with copies to any counsel designated by such Consenting Noteholder, including as follows:

in respect of Capital Group:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Fax No. 212-373-3000

Attention: Andrew N. Rosenberg and Elizabeth R. McColm

Email: arosenberg@paulweiss.com and emccolm@paulweiss.com

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in respect of Aurelius:

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

Bank of America Tower

New York, New York 10036

Fax No. 212-872-1002

Attention: Daniel H. Golden, David H. Botter and Brad M. Kahn

Email: dgolden@akingump.com, dbotter@akingump.com, and bkahn@akingump.com in respect of the Luxco Group:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Fax No. 212-446-4900

Attention: Paul M. Basta, Christopher Marcus and Cristine Pirro

Email: pbasta@kirkland.com, cmarcus@kirkland.com; cpirro@kirkland.com

and

(c)  if to the Committee, to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Fax No.: 212-715-8100

Attention: Kenneth H. Eckstein and Stephen D. Zide

Email: keckstein@kramerlevin.com and szide@kramerlevin.com

Any notice given by delivery, mail or courier shall be effective when received.  Any notice given by facsimile shall be effective upon oral or machine confirmation of successful transmission. Any notice given by electronic mail shall be effective upon delivery.

11.16.         Third Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third party beneficiary hereof.

11.17.         No Solicitation. This Agreement is not and shall not be deemed to be a solicitation for votes to accept or reject the Plan. The votes of the holders of Claims against the Company will not be solicited until such holders who are entitled to vote on the Plan have received the Disclosure Statement and related ballot, the Plan, and other required solicitation materials. In addition, this Agreement does not constitute an offer to issue or sell securities to any person, or the solicitation of an offer to acquire or buy securities, in any jurisdiction where such offer or solicitation would be unlawful.

Section 12.        Public Disclosure. The Consenting Noteholders and the Committee hereby consent to the disclosure of the execution and contents of this Agreement by the Plan Proponents in the Plan, Disclosure Statement, the other Plan Documents, and any filings by the Company with the Bankruptcy Court or the Securities and Exchange Commission (the “SEC”) or

20

as required by law or regulation; provided, however, that, except as required by law or any rule or regulation of any securities exchange or any governmental agency, each of the Plan Proponents shall not, without the applicable Consenting Noteholder’s prior consent (which shall not be unreasonably withheld, delayed or conditioned), (i) except insofar such name appears in the body of this Agreement and in the Plan Term Sheet, use the name of any Consenting Noteholder or its controlled affiliates, officers, directors, managers, stockholders, members, employees, partners, representatives and agents in any press release or filing with the SEC or the Bankruptcy Court or (ii) disclose the holdings of Notes of any Consenting Noteholder to any person; provided that the Plan Proponents shall be permitted to disclose at any time the aggregate principal amount of, and aggregate percentage of, Capco Notes, Luxco Notes, any series of Notes, or the Notes beneficially owned by the Consenting Noteholders collectively (or by funds or accounts advised or managed by Consenting Noteholders).

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

NII HOLDINGS, INC.

By:	/s/ Gary D. Begeman
Name:	Gary D. Begeman
Title:	Executive Vice President and General
Counsel

NII CAPITAL CORP.

By:	/s/ Gary D. Begeman
Name:	Gary D. Begeman
Title:	Vice President & Secretary

NII FUNDING CORP.

By:	/s/ Gary D. Begeman
Name:	Gary D. Begeman
Title:	Vice President & Secretary

NII AVIATION, INC.

By:	/s/ Gary D. Begeman
Name:	Gary D. Begeman
Title:	Vice President & Secretary

[Signature Page to Plan Support Agreement]

NII GLOBAL HOLDINGS, INC.

By:	/s/ Gary D. Begeman
Name:	Gary D. Begeman
Title:	Vice President & Secretary

NEXTEL INTERNATIONAL (SERVICES), LTD.

By:	/s/ Gary D. Begeman
Name:	Gary D. Begeman
Title:	Vice President & Secretary

NII INTERNATIONAL TELECOM S.C.A.,

represented by its Sole Manager,
NII INTERNATIONAL HOLDINGS S.À R.L.

By:	/s/ Shana C. Smith
Name:	Shana C. Smith
Title:	Class B Manager

NEXTEL INTERNATIONAL SERVICES
S.À R.L.

By:	/s/ Shana C. Smith
Name:	Shana C. Smith
Title:	Class B Manager

[Signature Page to Plan Support Agreement]

NII INTERNATIONAL HOLDINGS S.À R.L.

By:	/s/ Shana C. Smith
Name:	Shana C. Smith
Title:	Class B Manager

McCAW INTERNATIONAL (BRAZIL), LLC

By:	NII INTERNATIONAL MOBILE
S.À R.L.,
its Sole Member

By:	/s/ Shana C. Smith
Name:	Shana C. Smith
Title:	Class B Manager

AIRFONE HOLDINGS, LLC

By:	McCaw International (Brazil), LLC,
its Sole Member

By:	NII INTERNATIONAL MOBILE
S.À R.L. its Sole Member

By:	/s/ Shana C. Smith
Name:	Shana C. Smith
Title:	Class B Manager

NII MERCOSUR, LLC

By:	NII International Telecom S.C.A.,
its Sole Member

By:	NII INTERNATIONAL HOLDINGS
S.À R.L., its Sole Manager

By:	/s/ Shana C. Smith
Name:	Shana C. Smith
Title:	Class B Manager

[Signature Page to Plan Support Agreement]

NIU HOLDINGS LLC

By:	/s/ Shana C. Smith
Name:	Shana C. Smith
Title:	Manager

[Signature Page to Plan Support Agreement]

ACP MASTER, LTD

By:	Aurelius Capital Management, LP, solely as manager and not in its individual capacity

By:	/s/ Dan Gropper
Name:	Dan Gropper
Title:	Managing Director

AURELIUS CAPITAL MASTER, LTD

By:	Aurelius Capital Management, LP, solely as manager and not in its individual capacity

By:	/s/ Dan Gropper
Name:	Dan Gropper
Title:	Managing Director

AURELIUS CONVERGENCE MASTER, LTD

By:	Aurelius Capital Management, LP, solely as manager and not in its individual capacity

By:	/s/ Dan Gropper
Name:	Dan Gropper
Title:	Managing Director

[Signature Page to Plan Support Agreement]

AURELIUS INVESTMENT, LLC

By:	Aurelius Capital Management, LP, solely as manager and not in its individual capacity

By:	/s/ Dan Gropper
Name:	Dan Gropper
Title:	Managing Director

[Signature Page to Plan Support Agreement]

BENEFIT STREET PARTNERS, LLC

By:	/s/ Alexander McMillan
Name:	Alexander McMillan
Title:	Chief Compliance Officer

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Robert Healey
Name:	Robert Healey
Title:	Authorized Signatory

CSS, LLC

By:	/s/ Jerome P. White
Name:	Jerome P. White
Title:	Partner

EMPYREAN CAPITAL PARTNERS, LP

By:	/s/ C. Martin Meekins
Name:	C. Martin Meekins
Title:	Authorized Person

GOLDENTREE ASSET MANAGEMENT LP

By:	/s/ Peter Alderman
Name:	Peter Alderman
Title:	Vice President

[Signature Page to Plan Support Agreement]

JMB CAPITAL PARTNERS MASTER FUND, L.P.

By:	/s/ Karen A. Tallman
Name:	Karen A. Tallman
Title:	Authorized Signatory

KLS DIVERSIFIED ASSET MANAGEMENT LP

By:	/s/ Michael Zarrilli
Name:	Michael Zarrilli
Title:	COO

WHITEBOX ASYMMETRIC PARTNERS, LP

By:	Whitebox Asymmetric Advisors, LLC; its General Partner
By:	Whitebox Advisors, LLC; its Managing Member

By:	/s/ Michael McCormick
Name:	Michael McCormick
Title:	Chief Financial Officer

WHITEBOX CREDIT PARTNERS, LP

By:	Whitebox Credit Advisors, LLC; its General Partner
By:	Whitebox Advisors, LLC; its Managing Member

By:	/s/ Michael McCormick
Name:	Michael McCormick
Title:	Chief Financial Officer

WHITEBOX SPECIAL OPPORTUNITIES FUND, LP - SERIES O

By:	Whitebox Special Opportunities Advisors, LLC; its General Partner
By:	Whitebox Advisors, LLC; its Managing Member

By:	/s/ Michael McCormick
Name:	Michael McCormick
Title:	Chief Financial Officer

[Signature Page to Plan Support Agreement]

WHITEBOX MULTI-STRATEGY PARTNERS, LP

By:	Whitebox Multi-Strategy Partners, LLC; its General Partner
By:	Whitebox Advisors, LLC; its Managing Member

By:	/s/ Michael McCormick
Name:	Michael McCormick
Title:	Chief Financial Officer

PANDORA SELECT PARTNERS, LP

By:	Pandora Select Advisors, LLC; its General Partner
By:	Whitebox Advisors, LLC; its Managing Member

By:	/s/ Michael McCormick
Name:	Michael McCormick
Title:	Chief Financial Officer

WHITEBOX INSTITUTIONAL PARTNERS, LP

By:	Whitebox Advisors, LLC; its Managing Member

By:	/s/ Michael McCormick
Name:	Michael McCormick
Title:	Chief Financial Officer

[Signature Page to Plan Support Agreement]

AMERICAN HIGH-INCOME TRUST

By:	Capital Research and Management
Company, for and on behalf of
American High-Income Trust

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

THE BOND FUND OF AMERICA

By:	Capital Research and Management
Company, for and on behalf of
The Bond Fund of America

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

CAPITAL INCOME BUILDER

By:	Capital Research and Management
Company, for and on behalf of
Capital Income Builder

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

THE GROWTH FUND OF AMERICA

By:	Capital Research and Management
Company, for and on behalf of
The Growth Fund of America

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

[Signature Page to Plan Support Agreement]

AMERICAN FUNDS GLOBAL HIGH-INCOME OPPORTUNITIES FUND

By:	Capital Research and Management
Company, for and on behalf of
American Funds Global High-Income
Opportunities Fund

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

THE INCOME FUND OF AMERICA

By:	Capital Research and Management
Company, for and on behalf of
The Income Fund of America

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

INTERNATIONAL GROWTH AND INCOME FUND

By:	Capital Research and Management
Company, for and on behalf of
International Growth and Income Fund

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

[Signature Page to Plan Support Agreement]

AMERICAN FUNDS INSURANCE SERIES – ASSET ALLOCATION FUND

By:	Capital Research and Management
Company, for and on behalf of
American Funds Insurance Series –
Asset Allocation Fund

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

AMERICAN FUNDS INSURANCE SERIES – BOND FUND

By:	Capital Research and Management
Company, for and on behalf of American Funds Insurance Series – Bond Fund

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

AMERICAN FUNDS INSURANCE SERIES – GLOBAL BOND FUND

By:	Capital Research and Management
Company, for and on behalf of
American Funds Insurance Series –
Global Bond Fund

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

[Signature Page to Plan Support Agreement]

AMERICAN FUNDS INSURANCE SERIES – GLOBAL GROWTH AND INCOME FUND

By:	Capital Research and Management
Company, for and on behalf of
American Funds Insurance Series –
Global Growth and Income Fund

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

AMERICAN FUNDS INSURANCE SERIES – HIGH-INCOME BOND FUND

By:	Capital Research and Management
Company, for and on behalf of
American Funds Insurance Series –
High-Income Bond Fund

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

CAPITAL WORLD BOND FUND

By:	Capital Research and Management
Company, for and on behalf of
Capital World Bond Fund

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

[Signature Page to Plan Support Agreement]

SMALLCAP WORLD FUND, INC.

By:	Capital Research and Management
Company, for and on behalf of
SMALLCAP World Fund, Inc.

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

JNL/CAPITAL GUARDIAN GLOBAL BALANCED FUND

By:	Capital Guardian Trust
Company, for and on behalf of
JNL/Capital Guardian Global
Balanced Fund

By:	/s/ Mark E. Brubaker
Name:	Mark E. Brubaker
Title:	Authorized Signatory

SEMPRA ENERGY DEFINED BENEFIT MASTER TRUST

By:	Capital Guardian Trust
Company, for and on behalf of
Sempra Energy Defined Benefit
Master Trust

By:	/s/ Mark E. Brubaker
Name:	Mark E. Brubaker
Title:	Authorized Signatory

NEXT GENERATION TRUST FUND

By:	Capital Guardian Trust
Company, for and on behalf of
Next Generation Trust Fund

By:	/s/ Mark E. Brubaker
Name:	Mark E. Brubaker
Title:	Authorized Signatory

[Signature Page to Plan Support Agreement]

CAPITAL GROUP GLOBAL HIGH-INCOME OPPORTUNITIES TRUST (US)

By:	Capital Guardian Trust
Company, for and on behalf of
Capital Group Global High-Income
Opportunities Trust (US)

By:	/s/ Mark E. Brubaker
Name:	Mark E. Brubaker
Title:	Authorized Signatory

CAPITAL GROUP US HIGH-YIELD FIXED-INCOME TRUST (US)

By:	Capital Guardian Trust
Company, for and on behalf of
Capital Group US High-Yield
Fixed-Income Trust (US)

By:	/s/ Mark E. Brubaker
Name:	Mark E. Brubaker
Title:	Authorized Signatory

CAPITAL GROUP STRATEGIC OPPORTUNITIES FUND

By:	Capital Research and Management
Company, for and on behalf of
Capital Group Strategic Opportunities Fund

By:	/s/ Kristine M. Nishiyama
Name:	Kristine M. Nishiyama
Title:	Authorized Signatory

[Signature Page to Plan Support Agreement]

OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF NII HOLDINGS, INC., ET AL.

By:	Its counsel; Kramer Levin Nattalis & Frankel LLP

By:	/s/ Kenneth H. Eckstein
Name:	Kenneth H. Eckstein
Address:	1177 Avenue of the Americas New York, New York 10036
Tel:	212-715-9229
Fax:	212-715-8000

[Signature Page to Plan Support Agreement]

EXHIBIT 1

Plan Term Sheet

March 5, 2015

This term sheet (the “Term Sheet”)1 sets forth certain of the principal terms for (i) the proposed restructuring (the “Restructuring”) of the obligations of NII Holdings, Inc. (“Holdings” or “NII”) and each of its direct and indirect debtor subsidiaries except NIU (as defined below) (each a “Debtor” and, collectively, the “Debtors” or the “Company”)2 that has commenced cases under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and (ii) the incorporation of the Restructuring into a new plan of reorganization for the Debtors (the “Plan”), which Plan has the support of the official committee of unsecured creditors (the “Committee” and, together with the Debtors, the “Plan Proponents”), the Ad Hoc Committee of LuxCo Holders (the “Luxco Group”),3 the entities managed by Aurelius Capital Management, LP (collectively, “Aurelius”), and the entities managed by Capital Research and Management Company (“Capital Group”). Capital Group, together with the Luxco Group and Aurelius, shall be referred to herein as the “Requisite Consenting Noteholders” and are holders of the following notes:

the (i) 10% Senior Notes due 2016 (the “2016 Capco Notes”) issued by NII Capital Corp. (“Capco”); (ii) the 8.875% Senior Notes due 2019 issued by Capco (the “2019 Capco Notes” and, together with the 2016 Capco Notes, the “2016 and 2019 Capco Notes”); and (iii) the 7.625% Senior Notes due 2021 issued by Capco (the “2021 Capco Notes” and, together with the 2016 Capco Notes and the 2019 Capco Notes, the “Capco Notes”); and

the (i) 11.375% Senior Notes due 2019 (the “11.375% Luxco Notes”) issued by NII International Telecom S.C.A. (“Luxco”) and (ii) 7.875% Senior Notes due 2019 issued by Luxco (the “7.875% Luxco Notes” and, together with the 11.375% Luxco Notes, the “Luxco Notes” and, the Luxco Notes collectively with the Capco Notes, the “Notes”).

For purposes of this Agreement, the Luxco Group shall exercise its rights as a Requisite Consenting Noteholder through approval by members of the Luxco Group holding a majority in principal amount of Notes held by the Luxco Group in the aggregate, and shall not have any consent rights with respect to any economic modifications to the terms of the Restructuring that do not affect the recoveries, in terms of value and form of consideration, to be afforded to holders of the Luxco Notes.

This Term Sheet does not include a description of all of the terms, conditions and other provisions that are to be contained in the definitive documentation necessary for the consummation of the Plan and the transactions contemplated therein, which remain subject to discussion and negotiation in good faith among

1 The term “Term Sheet” shall include any exhibits annexed hereto.

2 The Debtors are: (a) Holdings; (b) Nextel International (Services), Ltd. (“Services”); (c) NII Funding Corp. (“Funding”); (d) NII Aviation, Inc. (“Aviation”); (e) NII Capital Corp.; (f) NII Global Holdings Inc. (together with Funding, Aviation, Capco and Services, the “Capco Debtors”); (g) NII International Services S.à r.l.; (h) NII International Holdings S.à r.l.; (i) NII International Telecom S.C.A.; (j) McCaw International (Brazil), LLC (“McCaw”); (k) Airfone Holdings, LLC (“Airfone”); (l) Nextel International (Uruguay), LLC (“NIU” and, together with McCaw and Airfone, the “Transferred Guarantors”), (m) NII Mercosur, LLC (“Mercosur”), and (n) NIU Holdings LLC (together with McCaw and Airfone, the “Transferred Guarantor Debtors”). The Debtors’ cases (the “Chapter 11 Cases”) are jointly administered under Case No. 14-12611 (SCC).

3 As set forth in the Third Verified Statement Pursuant to Rule 2019 of the Federal Rules of Bankruptcy Procedure [Docket No. 305], the members of the Luxco Group are: GoldenTree Asset Management, LP; Benefit Street Partners, LLC; Empyrean Capital Partners, LP; Whitebox Advisors LLC; KLS Diversified Asset Management LP; JMB Capital Partners Master Fund, L.P.; Credit Suisse Securities (USA) LLC; and CSS, LLC.

1

the Requisite Consenting Noteholders and the Plan Proponents (the “Parties”).

This Term Sheet has been prepared for settlement discussion purposes only and shall not constitute an admission of liability by any Party, nor be admissible in any action relating to any of the subject matter addressed herein. Nothing in this Term Sheet shall be deemed to be the solicitation of an acceptance or rejection of a plan of reorganization. Further, nothing herein shall be an admission of fact or liability or deemed binding on the Parties.

Overview4

The Restructuring will be implemented through the Plan to be filed in the Chapter 11 Cases. The purpose of the restructuring contemplated by the Plan, consistent with the material terms and conditions described in this Term Sheet, is, among other things, following the consummation of the Sale Transaction (as defined below), to convert $4.35 billion in outstanding principal amount of Notes into the right to receive the Total Distributable Cash (as defined below) and equity interests in Reorganized NII (as defined below).

The Sale Transaction

Purchase Agreement

New Cingular Wireless Services, Inc. (the “Stalking Horse Purchaser”) and NIU Holdings LLC (the “Selling Debtor”) entered into a Purchase and Sale Agreement (the “Stalking Horse Purchase Agreement”) on January 26, 2015. Pursuant to the Stalking Horse Purchase Agreement, the Selling Debtor will sell, and the Stalking Horse Purchaser will acquire, on the Closing Date, in exchange for payment of the Estimated Purchase Price,[5] 100% of the membership interests in NIU, resulting in indirect ownership by Purchaser (as defined below) of 100% of the stock of Comunicaciones Nextel de México, S.A. de C.V. (“NII Mexico”; such acquisition, the “Stalking Horse Sale Transaction” and, such membership interests, the “Sale Assets”), all as set forth in and pursuant to the terms of the Stalking Horse Purchase Agreement.[6]

The Estimated Purchase Price is payable to the Selling Debtor by the Purchaser upon the closing under the Purchase Agreement (as defined below).

Sale Transaction Process	As described in the Stalking Horse Purchase Agreement, the Stalking Horse Sale Transaction shall be conducted pursuant to section 363 of the Bankruptcy Code and be subject to higher or better offers in accordance with the bidding procedures approved by the Bankruptcy Court on February 17, 2015 [Docket No. 472] (the “Bidding Procedures”). The successful bidder (the “Purchaser”) at the conclusion of the auction (if held), which may be the Stalking Horse

4 Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in either the Stalking Horse Purchase Agreement (as defined below), the Plan Support Agreement to which this Term Sheet is appended (the “Plan Support Agreement”) or the Bankruptcy Code, as applicable. References in this Term Sheet to pleadings, orders and other filings and related docket numbers are to such pleadings, orders and other filings filed or entered in the Bankruptcy Cases.

5 Defined in the Purchase Agreement as “an amount in Dollars equal to (i) $1.875 billion minus (ii) the Estimated Net Indebtedness Amount minus (iii) the Estimated Expenditure Adjustment Amount.”

6 The description of the terms of the Stalking Horse Purchase Agreement set forth in this Term Sheet is for summary purposes only and qualified in all respects by the terms of the Stalking Horse Purchase Agreement.

2

Purchaser, shall enter into and consummate the purchase agreement (the “Purchase Agreement”) with the Company for the Sale Assets (the “Sale Transaction”).

In the event the Stalking Horse Sale Transaction is not the Sale Transaction consummated pursuant to the auction, the alternative sale transaction that is approved by the Court shall be deemed, for the purposes hereof, as the “Alternative Sale Transaction.”

The Sale Order shall provide that (i) any and all claims against NIU shall continue to exist and be asserted against the Selling Debtor, which entity shall receive the net proceeds of the Sale Transaction following the consummation of the Sale Transaction, and (ii) the chapter 11 case of NIU shall be dismissed.

The Sale Transaction shall be consummated on or before September 30, 2015, subject to the terms and conditions of the Stalking Horse Purchase Agreement or the Purchase Agreement (as applicable).

Settlement and Compromise Incorporated into the Plan

Estate Causes of Action	“Estate Causes of Action” shall mean any and all Claims or causes of action that could be asserted (x) against any of the Debtors by any other Debtor or (y) against any non-Debtor subsidiary of the Company by any of the Debtors, in each case, including, without limitation, (i) pursuant to chapter 5 of the Bankruptcy Code (the “Avoidance Claims”) or (ii) seeking the recharacterization of intercompany obligations.

Transferred Guarantor Claims	“Transferred Guarantor Claims” shall mean any Claims or causes of action arising under the indentures governing the 2016 and 2019 Capco Notes in connection with the transfers of the equity interests of McCaw, Mercosur and NIU that occurred in 2009 and 2010, and the purported release of the guarantees by McCaw, Mercosur, NIU, and Airfone of the 2016 and 2019 Capco Notes.

Settlement and Compromise

The Plan shall contain and effect a compromise and settlement (the “Settlement”) of all Estate Causes of Action and all Transferred Guarantor Claims pursuant to section 1123(b)(3) and Rule 9019 of the Federal Rules of Bankruptcy Procedure, subject to the processes set forth below under the section below entitled “Settlement Procedures”.

In consideration for the release and waiver of the Estate Causes of Action and the Transferred Guarantor Claims, the Plan shall provide as follows:

3

• Avoidance Claims

The Avoidance Claims shall include all causes of action that could be asserted against any of the Debtors or any non-Debtor by another Debtor, pursuant to chapter 5 of the Bankruptcy Code, including, but not limited to, Claims to avoid the following:

•     The guarantee by Holdings of the Luxco Notes;

•     The subordination to the Luxco Notes obligations of a $644 million (plus accrued interest) (the “Capital Note”) payable by Luxco to Capco;

•     Holdings’ release and/or transfer of approximately $900 million of intercompany receivables, including approximately $614 million of receivables that were owed to it by Nextel Telecomunicações Ltda. and transferred to Luxco on or about February 28, 2013; and

•     The release by Services and Holdings of approximately $93 million in intercompany receivables owed to them by Nextel del Peru S.A.

The Settlement will result in the recoveries to creditors of the various Debtors being calculated as if 25% of each of the foregoing transfers was avoided. Such recoveries pursuant to the Settlement will be in full satisfaction of any and all potential recoveries that could have been included as part of the Avoidance Claims, regardless of whether such Claims are identified above or have been asserted.

• Recharacterization of Intercompany Claims (other than the Capital Note)

Pursuant to the Settlement, the recoveries to creditors of the various Debtors will be calculated as if 25% of each of the intercompany obligations existing between a Debtor and another Debtor or between a non-Debtor subsidiary of the Company and a Debtor (the “Intercompany Claims”) outstanding as of the commencement of the Chapter 11 Cases (the “Petition Date”) are recharacterized as equity, with the remaining 75% of such obligations treated as unsecured debts against the obligors of such intercompany obligations. For the avoidance of doubt, the Capital Note will be treated as a debt obligation in its entirety, but the claim with respect to the subordination of the Capital Note shall be resolved pursuant to the Settlement of the Avoidance Claims.

Intercompany obligations arising after the Petition Date that are owing to the Debtors by any non-Debtor subsidiary shall be paid by the applicable reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to such obligations.

• Transferred Guarantor Claims	The Settlement will result in the recoveries to holders of the Transferred Guarantor Claims being calculated as if 21% of each Transferred Guarantor’s guarantees of the 2016 and 2019 Capco Notes remained in place (the product of such percentage and $1,357.8 million, or $285,129,687.50, the “Allowed TG Claims

4

• Impact of Settlement on Recoveries

Amount”).

The impact of the Settlement of each of the Estate Causes of Action and the Transferred Guarantor Claims on the recoveries by holders of the Notes shall be based upon the waterfall model previously agreed upon between the Plan Proponents and the Requisite Consenting Noteholders solely for the purposes of the Settlement (the “Waterfall Model”). The recoveries pursuant to the Settlement will be in full satisfaction of any and all potential recoveries that could have been included as part of the Estate Causes of Action or the Transferred Guarantor Claims, regardless of whether such Claims are identified above or have been asserted.

The Settlement described herein is a global settlement of any and all causes of action (asserted and unasserted) between and among the parties to the Settlement with respect to the Debtors and their estates. In the event the Settlement is not approved and the Plan is not confirmed, the parties expressly reserve any and all claims and defenses available to them, including the right to assert or to oppose any individual claim.

For the avoidance of doubt, the treatment of the Luxco Notes shall be in no way impacted by any calculations based on the Waterfall Model and shall only be governed by the treatment and adjustment mechanisms specifically outlined in this Term Sheet.

Settlement Procedures

On December 12, 2014, Scott W. Winn was appointed to serve as class C manager (the “Independent Manager”) of the board of managers of NII Holdings International S.à r.l. (the “Board of Managers”), the sole manager of NII International Telecom S.C.A., to evaluate the reasonableness of the Settlement. The appointment of the Independent Manager was approved by the Court on December 11, 2014 [Docket No. 293] (the “IM Stipulation”). In connection therewith, the Independent Manager retained Quinn Emanuel Urquhart & Sullivan, LLP to assist him in performing the duties set forth in the IM Stipulation.

On February 25, 2015, the Independent Manager confirmed the reasonableness of and determined to recommend to the Board of Managers (in connection with International Holdings’ capacity as sole manager of Luxco) that Luxco should join the Settlement.

A meeting of the applicable board of directors or managers of Holdings and Capco and of the Board of Managers with respect to Luxco was held to authorize Holdings, Capco and Luxco to approve the Settlement and enter in to the Plan Support Agreement, and the respective boards of directors or managers and the Board of Managers granted such authorization.

5

Plan Treatment:

Class of Claim or Interest	Amount of Allowed Claims (estimated)[7]	Treatment of Claim or Interest
Administrative Expense Claims	-	The Debtors (or, if applicable, the applicable Debtors, as reorganized pursuant to the confirmed Plan (the “Reorganized Debtors”; Holdings, as so reorganized, “Reorganized Holdings”)) shall pay to each holder of an allowed administrative expense claim (an “Administrative Expense Claim”), on account of and in full and complete settlement, release and discharge of such claim, cash equal to the full unpaid amount of such allowed Administrative Expense Claim, which payments shall be made on either (a) the latest to occur of (i) the effective date of the Plan (the “Effective Date”) (or as soon as practicable thereafter), (ii) the date such claim becomes an allowed Administrative Expense Claim, and (iii) such other date as may be agreed upon by the Reorganized Debtors and the holder of such claim, or (b) on such other date as the Bankruptcy Court may order.

Priority Tax Claims	-	Unless otherwise agreed to by the Debtors (with the consent of each of the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed) and the holder of an allowed priority tax claim (a “Priority Tax Claim”) (in which event such other agreement will govern), each holder of an allowed Priority Tax Claim against any of the Debtors that is due and payable on or before the Effective Date shall receive, on account of and in full and complete settlement, release and discharge of such claim, cash equal to the amount of such allowed Priority Tax Claim on the later of (i) the Effective Date (or as soon as practicable thereafter) and (ii) the date such Priority Tax Claim becomes an allowed claim, or as soon as practicable thereafter. All allowed Priority Tax Claims against any of the Debtors which are not due and payable on or before the Effective Date shall be paid in the ordinary course of business by the Reorganized Debtors in accordance with the terms thereof.

Priority Non-Tax Claims	$130,000	On or as soon after the Effective Date as practicable, unless otherwise agreed to by the Debtors (with the consent of each of the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed) and the holder of an allowed priority non-Tax Claim (a “Priority Non-Tax Claim”) (in which event such other agreement will govern), each holder of an allowed Priority Non-Tax Claim against the Debtors shall receive on account of and in full and complete settlement, release and discharge of such claim, at the Debtors’ election (following consultation with the Committee and with the consent of each of the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed), (i) cash in the amount of such allowed Priority Non-Tax Claim in accordance

7 Unless otherwise set forth herein and except for undetermined unliquidated Claims, disputed Claims and Claims arising from the Debtors’ rejection of contracts or leases, the amount of Claims shall be reasonably acceptable to the Debtors (following consultation with the Committee) and each of the Requisite Consenting Noteholders in comparison to the estimates set forth in this Term Sheet.

6

Class of Claim or Interest	Amount of Allowed Claims (estimated)[7]	Treatment of Claim or Interest
		with section 1129(a)(9) of the Bankruptcy Code and/or (ii) such other treatment required to render such claim unimpaired pursuant to section 1124 of the Bankruptcy Code. All allowed Priority Non-Tax Claims against the Debtors which are not due and payable on or before the Effective Date shall be paid by the Reorganized Debtors when such Claims become due and payable in the ordinary course of business in accordance with the terms thereof.

Other Secured Claims	$45,000	On or as soon after the Effective Date as practicable, secured Claims against the Debtors (“Other Secured Claims”), if any, shall receive the following treatment at the option of the Plan Proponents (with the consent of each of the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed): (i) reinstatement of any such allowed Other Secured Claim pursuant to section 1124 of the Bankruptcy Code; (ii) payment in full (in cash) of any such allowed Other Secured Claims; (iii) satisfaction of any such allowed Other Secured Claim by delivering the collateral securing any such allowed Other Secured Claims and paying any interest required to be paid under section 506(b) of the Bankruptcy Code; or (iv) providing such holders with such treatment in accordance with section 1129(b) of the Bankruptcy Code as may be determined by the Bankruptcy Court.

Holders of Capco Note Claims against Holdings and the Capco Debtors	$2,858.1 million (in the aggregate)	In full and final satisfaction of the allowed Capco Note Claims against Holdings and the Capco Debtors, each holder of such Claims shall receive its pro rata share of: (A) 29.61% of the Plan Distributable Value (such amount, the “Capco Distributable Value Allocation”), subject to upward adjustment, as described below, based on the receipt of Net Overbid Proceeds (if any), which shall be comprised of (i) the Capco Stock Allocation (as defined below), subject to dilution by the MIP Shares (as defined below) and (ii) the Capco Cash Allocation (as defined below); and (B) the amount of Cash equal to the reasonable and documented fees and expenses of the indenture trustees for the applicable Capco Notes outstanding as of the Effective Date (as to which it is anticipated that each indenture trustee will exercise its contractual lien rights prior to distribution).

Capco General Unsecured Claims[8]	$675,000	Unless otherwise agreed to by the Plan Proponents (with the consent of each of the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed) and the holder of an allowed Capco General Unsecured Claim (in which event such other agreement will govern), all holders of allowed Capco General Unsecured Claims, including Claims under contracts and unexpired leases rejected by Capco under the Plan (or under a separate motion) and trade payables, but excluding allowed Convenience Class claims as described below,

8 “Capco General Unsecured Claims” shall mean unsecured Claims against Capco, Services, NII Funding Corp., NII Aviation, Inc. and NII Global Holdings, Inc. other than Notes Claims and intercompany Claims.

7

Class of Claim or Interest	Amount of Allowed Claims (estimated)[7]	Treatment of Claim or Interest
shall receive the treatment to be determined by the Plan Proponents with the consent of each of the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed.[9] The Plan Proponents shall reserve all rights to challenge the legal basis and amount of any Capco General Unsecured Claim.

Holdings General Unsecured Claims[10]	$17.5 million	Unless otherwise agreed to by the Plan Proponents (with the consent of each of the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed) and the holder of an allowed Holdings General Unsecured Claim (in which event such other agreement will govern), all holders of allowed Holdings General Unsecured Claims, including Claims under contracts and unexpired leases rejected by Holdings under the Plan (or under a separate motion) and trade payables, but excluding allowed Convenience Class claims as described below, shall receive the treatment to be determined by the Plan Proponents with the consent of each of the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed.[11] The Plan Proponents shall reserve all rights to challenge the legal basis and amount of any Holdings General Unsecured Claim.

American Tower Guaranty Claims[12] against Holdings	-	In full and final satisfaction of American Tower Guaranty Claims against Holdings, all holders of such claims shall receive a revised form of guaranty of the primary obligations of Nextel Telecomunicações Ltda. to the applicable American Tower Corp. (“ATC”) affiliate, which shall be in form and substance reasonably acceptable to the Plan Proponents, ATC, Aurelius and Capital Group, and subject to the consent of the Luxco Group not to be unreasonably withheld, conditioned or delayed.

Holders of 11.375% and 7.875% Luxco Notes	$1,694.9 million (in the aggregate)	In full and final satisfaction of the allowed Luxco Note Claims against Holdings and Luxco, each holder of such Claims shall receive its pro rata share of (A) 60.25% of the Plan Distributable

9 For the avoidance of doubt, the holders of allowed Capco General Unsecured Claims shall receive a recovery on account of such Claims at a rate no less favorable than the recovery rate for Claims arising under the applicable Notes directly against the applicable entity against which such holder has claims.

10 “Holdings General Unsecured Claims” shall mean unsecured Claims against Holdings other than Claims arising from Holdings’ guarantees of the Notes and of certain indebtedness of the Operating Companies (as defined below) and Intercompany Claims.

11 For the avoidance of doubt, the holders of allowed Holdings General Unsecured Claims shall receive a recovery on account of such Claims at a rate no less favorable than the recovery rate for Claims against Holdings arising under the guarantees of the Capco Notes.

12 “American Tower Guaranty Claims” means any claims arising under (a) that certain Guaranty and Subordination Agreement among American Tower do Brasil – Cessao de Infraestruturas Ltda., Luxco, and American Tower do Brasil II – Cessao de Infraestruturas Ltda., (b) that certain Guaranty of Obligations dated March 23, 2005 by Holdings in favor of MATC Celular, S. de R.L. de C.V, (c) that certain Guaranty of Obligations dated March 23, 2005 by Holdings in favor of American Tower do Brasil – Cessao de Infraestruturas Ltda., and (d) any other guarantees given by Holdings in favor of American Tower Corp. or any of its affiliates, in each case, as amended, supplemented or modified from time to time.

8

Class of Claim or Interest	Amount of Allowed Claims (estimated)[7]	Treatment of Claim or Interest
Value (the “Luxco Notes Distributable Value Allocation”), subject to downward adjustment, as described below, based on the receipt of Net Overbid Proceeds (if any), which shall be comprised of (i) the Luxco Notes Stock Allocation (as defined below), subject to dilution by the MIP Shares (as defined below) and (ii) the Luxco Notes Cash Allocation, and (B) the amount of Cash equal to the reasonable and documented fees and expenses of the indenture trustee for the Luxco Notes outstanding as of the Effective Date (as to which it is anticipated that such indenture trustee will exercise its contractual lien rights prior to distribution).

Luxco General Unsecured Claims[13]	-	Unless otherwise agreed to by the Plan Proponents (with the consent of each of the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed) and the holder of an allowed Luxco General Unsecured Claim (in which event such other agreement will govern), all holders of allowed Luxco General Unsecured Claims, if any, including Claims under contracts and unexpired leases rejected by Luxco under the Plan (or under a separate motion) and trade payables, but excluding allowed Convenience Class claims as described below, shall receive the treatment to be determined by the Plan Proponents with the consent of each of the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed.[14] The Plan Proponents shall reserve all rights to challenge the legal basis and amount of any general unsecured claim.

American Tower Guaranty Claims against Luxco	-	In full and final satisfaction of American Tower Guaranty Claims against Luxco, all holders of such claims shall receive a revised form of guaranty of the primary obligations of Nextel Telecomunicações Ltda. to the applicable ATC affiliate, which shall be in form and substance reasonably acceptable to the Plan Proponents, ATC, Aurelius and Capital Group, and subject to the consent of the Luxco Group not to be unreasonably withheld, conditioned or delayed.

General Unsecured Claims Against Other Debtors	-	All holders of allowed General Unsecured Claims other than (i) Capco General Unsecured Claims, (ii) Holdings General Unsecured Claims and (iii) Luxco General Unsecured Claims, if any, including Claims under contracts and unexpired leases rejected by the applicable Debtors under the Plan (or under a separate motion) and trade payables, but excluding allowed Convenience Class claims as described below, shall receive the treatment to be determined by the Plan Proponents with the consent of each of the Requisite Consenting Noteholders, such

13 “Luxco General Unsecured Claims” shall mean unsecured Claims against Luxco other than Notes Claims and intercompany Claims.

14 For the avoidance of doubt, the holders of allowed Luxco General Unsecured Claims shall receive a recovery on account of such Claims at a rate no less favorable than the recovery rate for Claims arising under the Luxco Notes.

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Class of Claim or Interest	Amount of Allowed Claims (estimated)[7]	Treatment of Claim or Interest
consent not to be unreasonably withheld, conditioned or delayed.[15] The Plan Proponents shall reserve all rights to challenge the legal basis and amount of any general unsecured claim.

Holders of Transferred Guarantor Claims against the Transferred Guarantor Debtors	$285.1 million	In full and final satisfaction of the allowed Transferred Guarantor Claims (in accordance with the Settlement) against the Transferred Guarantor Debtors, each holder of such Claims shall receive its pro rata share of 10.14% of the Plan Distributable Value (such amount, the “TG Claims Distributable Value Allocation”), subject to downward adjustment, as described below, based on the receipt of Net Overbid Proceeds (if any), which shall be comprised of (i) the TG Claims Stock Allocation, subject to dilution by the MIP Shares, and (ii) the TG Claims Cash Allocation.

Convenience Class[16]	-	A holder of an allowed Convenience Class claim shall receive in full satisfaction and release of such Convenience Class claim an amount equal to 100% of such claim in cash on or as soon after the Effective Date as practicable, subject to a cap to be determined; provided, however, that if Convenience Class claims in the aggregate exceed an amount to be agreed to by Plan Proponents and the Requisite Consenting Noteholders (the “Maximum Convenience Class Payment”), holders of allowed Convenience Class claims shall receive their pro rata share of the Maximum Convenience Class Payment.

Intercompany Claims	-	Pursuant to the Settlement, all Intercompany Claims other than Avoidance Claims and the Capital Note (each of which shall be resolved pursuant to the Settlement, as described above with respect to the Avoidance Claims and the Recharacterization of Intercompany Claims, respectively) shall be allowed in an amount equal to 75% of the prepetition claim amount of such claim. Notwithstanding the foregoing, the Intercompany Claims may be deemed settled, cancelled, extinguished or reinstated, in whole or in part, as of the Effective Date, in each case, at the discretion of the Debtors, with the consent of the Committee and each of the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that such treatment shall not affect or be deemed to affect or modify (1) the Settlement of the Avoidance Claims, Recharacterization Claims and Transferred Guarantor Claims or (2) the releases contained in the Plan.

15 For the avoidance of doubt, the holders of allowed General Unsecured Claims against other Debtors shall receive a recovery on account of such Claims at a rate no less favorable than the recovery rate for Claims arising under the applicable Notes directly against the applicable entity against which such holder has Claims.

16 If the Debtors determine, following consultation with the Committee, that the Convenience Class is necessary, it shall consist of general unsecured claims of less than an amount to be proposed by the Debtors and subject to the consent of the Committee and the Requisite Consenting Noteholders, such consent not to be unreasonably withheld, conditioned or delayed.

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Class of Claim or Interest	Amount of Allowed Claims (estimated)[7]	Treatment of Claim or Interest
Existing NII Equity Interests	-	Existing NII equity interests (“Existing NII Equity Interests”) shall be extinguished, cancelled and discharged as of the Effective Date, and holders of Existing NII Equity Interests shall receive no distribution in respect of their equity interests.

Subordinated Securities Claims[17]	-	Subordinated Securities Claims, if any, shall be extinguished, cancelled and discharged as of the Effective Date, and holders thereof shall receive no distributions in respect of their Claims.

Intercompany Equity Interests	-	Intercompany equity interests shall receive no distribution in respect of their equity interests and shall be reinstated for administrative purposes only at the election of the Debtors.

Other:

Plan Distributable Value	The Plan Distributable Value is $2.813 billion (the “Plan Distributable Value”), subject to adjustment in the event of the Debtors’ acceptance of a higher or better offer for the Sale Assets in connection with the auction (an “Overbid”), whereby the Plan Distributable Value shall be increased by the amount of incremental proceeds (calculated as the difference between the proceeds received in connection with the new estimated purchase price provided by the Alternative Sale Transaction over the proceeds receivable in connection with the Estimated Purchase Price pursuant to the Stalking Horse Purchase Agreement) provided to the Debtors by the Overbid (if in a form other than cash, the value of which shall be determined by agreement of the Plan Proponents and each of the Requisite Consenting Noteholders, or absent such agreement, by order of the Bankruptcy Court) after deducting (i) any breakup fee or expense reimbursement afforded to the Stalking Horse Bidder, if applicable, and (ii) if proceeds from the Overbid are received after April 30, 2015, any negative cash flow before financing at NII Mexico from April 30, 2015 to the date on which Overbid proceeds are received (such amount, collectively, the “Net Overbid Proceeds”).

Overbid

In the event of an Overbid:

•     the Luxco Notes Distributable Value Allocation shall be recalculated by dividing (x) the Luxco Notes prepetition claim of $1,694,882,000.00 by (y) the Plan Distributable Value (adjusted as described above);

•     the TG Claims Distributable Value Allocation shall be recalculated by dividing (x) the Allowed TG Claims Amount by (y) the Plan Distributable Value (adjusted as described above); and

•     the Capco Distributable Value Allocation shall be recalculated by subtracting from 100% (x) the Luxco Notes Distributable

17 “Subordinated Securities Claims” shall include all Claims arising pursuant to 11 U.S.C. § 510(b), including, without limitation, for damages arising from the sale or purchase of any debt or equity security of any of the Debtors.

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Value Allocation and (y) TG Claims Distributable Value Allocation.

Distributable Cash

The “Total Distributable Cash” means the Estimated Purchase Price less the Escrow Amount (as defined in the Purchase Agreement) less the Retained Cash Amount (defined below) plus any Net Overbid Proceeds (if in a form other than cash, only to the extent distributed under the Plan).

The “Luxco Notes Cash Allocation” means an amount equal to the Total Distributable Cash multiplied by Luxco Notes Distributable Value Allocation percentage.

The “TG Claims Cash Allocation” means the lesser of (A) the product of (x) 52.38% and (y) (i) Total Distributable Cash less (ii) Luxco Notes Cash Allocation and (B) the Allowed TG Claims Amount.

The “Capco Cash Allocation” means Total Distributable Cash less the Luxco Notes Cash Allocation less the TG Claims Cash Allocation.

New NII Common Stock Pool Allocation

The “Luxco Notes Stock Allocation” means the percentage of the New NII Common Stock Pool distributed to the Luxco Notes, which shall be calculated by dividing (x) (i) the Luxco Notes prepetition claim of $1,694,882,000.00 less (ii) the Luxco Notes Cash Allocation, by (y) (i) the Plan Distributable Value (as adjusted for an Overbid, if applicable), less (ii) Total Distributable Cash.

The “TG Claims Stock Allocation” means the percentage of the New NII Common Stock Pool distributed to holders of allowed Transferred Guarantor Claims, which shall be calculated by dividing (x) (i) the Allowed TG Claims Amount less (ii) the TG Claims Cash Allocation, by (y) (i) the Plan Distributable Value (as adjusted for an Overbid, if applicable), less (ii) Total Distributable Cash.

The “Capco Stock Allocation” means the percentage of the New NII Common Stock Pool distributed to holders of allowed Capco Note Claims, which shall be calculated by subtracting from 100% (x) the Luxco Notes Stock Allocation and (y) TG Claims Stock Allocation.

Retained Cash Amount	The “Retained Cash Amount” means an amount of cash, not to exceed $515 million, retained by the Debtors to fund, among other things, non-NII Mexico operations and to repay the Bridge Loan (as defined below).

DIP Financing	The Debtors shall file a motion for approval of a senior secured, first priority debtor in possession loan (the “Bridge Loan”) in an amount and on terms and conditions consistent with Exhibit A hereto by no later than March 5, 2015. The members of the Luxco Group shall commit to providing the Bridge Loan, with Capital Group and Aurelius providing 20.56% and 14.44% of the Bridge Loan, respectively.

Exit Financing	The Debtors may seek exit financing on terms and conditions reasonably acceptable to the Committee, Capital Group and Aurelius. The Debtors shall consult with the Luxco Group regarding the proposed exit financing and the negotiation of the terms thereof and the final terms and conditions

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of such exit financing will be subject to the consent of the Luxco Group, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that if Capital Group or Aurelius participates in the exit financing, such financing shall be on terms and conditions reasonably acceptable to each of the Plan Proponents and each of the Requisite Consenting Noteholders.

Means of Implementation

The Plan shall contain standard means of implementation, including provisions for the continued corporate existence of the Reorganized Debtors, the cancellation of certain prepetition debt and related agreements, the cancellation of prepetition equity interests in NII, the issuance of the New NII Common Stock and the revesting of Debtors’ assets in the Reorganized Debtors.

The “Plan Documents” means the Plan, the disclosure statement with respect to the Plan to be filed in the Chapter 11 Cases (the “Disclosure Statement”), the proposed order confirming the Plan (the “Confirmation Order”), and any other documents or agreements filed with the Bankruptcy Court by the Debtors that are necessary to implement the Plan, including any appendices, amendments, modifications, supplements, exhibits and schedules relating to the Plan or the Disclosure Statement, including: (a) any term sheet and/or commitment letter for any proposed postpetition or exit financing facility, including the issuance of the Bridge Loan; (b) any operative documents for any proposed postpetition or exit financing facility, including without limitation the issuance of the Bridge Loan; (c) any documents disclosing the identity of the members of the board of directors of any of the Reorganized Debtors and the nature of any compensation for any “insider” under the Bankruptcy Code who is proposed to be employed or retained by any of the Reorganized Debtors; (d) any list of material executory contracts and unexpired leases to be assumed, assumed and assigned, or rejected; (e) a list of any material retained causes of action; and (f) the registration rights agreement filed as Exhibit A to the proposed plan filed by the Debtors on December 22, 2014 [Docket No. 322] (the “Registration Rights Agreement”), each of which shall (i) be in form and substance reasonably acceptable to the Plan Proponents, Aurelius, and Capital Group, and (ii) solely with respect to the Plan, the Disclosure Statement, the materials for solicitation of the Plan and Disclosure Statement, the motion to approve the Disclosure Statement, the order approving the Disclosure Statement, the Confirmation Order, any term sheet and/or commitment letter for the issuance of the Bridge Loan and any operative documents for the Bridge Loan, be in form and substance reasonably acceptable to the Luxco Group and with respect to all other documents, be subject to the consent of the Luxco Group not to be unreasonably withheld, conditioned or delayed; provided, however, the Debtors shall consult with the Luxco Group regarding the proposed exit financing and the negotiation of the terms thereof and the final terms and conditions of such exit financing will be subject to the consent of the Luxco Group, such consent not to be unreasonably withheld, conditioned or delayed; provided, further, that if Capital Group or Aurelius participates in the exit financing, such financing shall be on terms and conditions reasonably acceptable to each of the Plan Proponents and each of the Requisite Consenting Noteholders.

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New NII Common Stock

The Plan will provide for the cancellation of all outstanding NII common stock and the issuance of new common stock, par value $0.001 per share (the “New NII Common Stock”), in NII, as reorganized pursuant to the confirmed Plan (“Reorganized NII”). Each share of the New NII Common Stock shall entitle its holder to one vote.

The Plan will also provide that, upon emergence, Reorganized NII shall amend and restate its charter and bylaws substantially in the forms attached hereto as Exhibit B and Exhibit C, respectively, with any additions, deletions, changes and/or modifications thereto to be subject to the reasonable consent of each of the Plan Proponents and each of the Requisite Consenting Noteholders.

The New NII Common Stock will be registered under the Securities Exchange Act of 1934.

New NII Common Stock Pool

All New NII Common Stock to be issued and distributed on the Effective Date under the Plan, prior to dilution by the MIP Shares, shall constitute the “New NII Common Stock Pool” for purposes of this Term Sheet.

As soon as practicable after the Effective Date, but no later than 60 days after the Effective Date, Reorganized NII shall use its commercially reasonable efforts to cause the New NII Common Stock to be listed for trading on the New York Stock Exchange or for quotation in the NASDAQ stock market. The New NII Common Stock will be freely tradable in accordance with section 1145 of the Bankruptcy Code.

On the Effective Date, the Debtors and the recipients of New NII Common Stock will enter into a registration rights agreement, which shall provide parties who, together with their affiliates, receive 10% or more of New NII Common Stock issued under the Plan with registration rights pursuant to the Registration Rights Agreement.

Conditions to Confirmation

The conditions precedent to confirmation of the Plan shall be customary for a reorganization of this size and type, including, without limitation, the following:

•     The Bankruptcy Court shall have entered an order, in form and substance reasonably acceptable to the Plan Proponents and each of the Requisite Consenting Noteholders, approving the adequacy of the Disclosure Statement (the “Disclosure Statement Order”).

•     The Bankruptcy Court shall have entered the Confirmation Order in form and substance reasonably acceptable to the Plan Proponents and each of the Requisite Consenting Noteholders.

•     All Plan Documents shall be in form and substance reasonably acceptable to the Plan Proponents, Aurelius and Capital Group, and solely with respect to the Plan, the Disclosure Statement, the materials for solicitation of the Plan and Disclosure Statement, the motion to approve the

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        Disclosure Statement, the Disclosure Statement Order, the Confirmation Order, any term sheet and/or commitment letter for the issuance of the Bridge Loan and any operative documents for the Bridge Loan, be in form and substance reasonably acceptable to the Luxco Group, and, with respect to all other documents, be subject to the consent of the Luxco Group not to be unreasonably withheld, conditioned or delayed; provided, however, the Debtors shall consult with the Luxco Group regarding the proposed exit financing and the negotiation of the terms thereof and the final terms and conditions of such exit financing will be subject to the consent of the Luxco Group, such consent not to be unreasonably withheld, conditioned or delayed; provided, further, that if Capital Group or Aurelius participates in the exit financing, such financing shall be on terms and conditions reasonably acceptable to each of the Plan Proponents and each of the Requisite Consenting Noteholders.

•     Each of the foregoing may be waived by the Plan Proponents, with the consent of each of the Requisite Consenting Noteholders.

Conditions to the Effective Date

The conditions precedent to the occurrence of the Effective Date of the Plan shall be customary for a reorganization of this size and type, and shall include, without limitation, the Conditions to Confirmation set forth in this Term Sheet and the following:

•     All documents and agreements necessary to consummate the Plan shall have been effected or executed.

•     The Bankruptcy Court shall have entered an order approving the Sale Transaction (the “Sale Order”), subject to any modifications to the Proposed Sale Order contained in the Sale Order being in form and substance reasonably acceptable to the Plan Proponents and each of the Requisite Consenting Noteholders.

•     The Confirmation Order shall have become a final order.

•     The Sale Transaction shall have been consummated in accordance with its terms and the Sale Order.

•     Any and all agreements relating to the financing of the Debtors’ operating subsidiaries (the “Operating Companies”) (i) entered into after December 18, 2014 with respect to the CDB Amendments and (ii) which contain modifications made after February 26, 2015 with respect to the Brazil Bank Amendments, including, without limitation, amendments to applicable local financing agreements entered into after such date, shall be in form and substance reasonably acceptable to the applicable Operating Companies, Aurelius and Capital Group (subject to a

15

        consultation right in favor of the Committee and a consent right in favor of the Luxco Group not to be unreasonably withheld, conditioned or delayed), and any existing defaults under the Operating Companies’ local financing agreements shall have been cured or waived.

•     Any and all steps necessary to consummate the Restructuring in any applicable jurisdictions other than the United States have been effectuated.

•     The fees and expenses of the RCN Advisors (as defined below) shall have been paid in accordance with the provisions set forth under “Fees and Expenses of Requisite Consenting Noteholders” below.

•     Each of the foregoing may be waived by the Plan Proponents, with the consent of each of the Requisite Consenting Noteholders.

Corporate Governance Matters

On the Effective Date, the term of any current members of the board of directors of NII not identified as members of the New Board (as defined below) shall expire and such persons shall tender their resignation effective on the Effective Date.

The initial Board of Directors for Reorganized NII (the “New Board”) shall consist of seven (7) directors, including (a) the chief executive officer of Reorganized NII, (b) three (3) directors designated by Capital Group, (c) one (1) director designated by Aurelius, and (d) two (2) directors designated by the Luxco Group. Each of the individuals designated as nominees to be directors (other than the chief executive officer of Reorganized NII) shall (i) be independent under the rules of the NASDAQ Stock Market and the independence requirements for members of audit and compensation committees under the rules of the Securities and Exchange Commission and (ii) not be employees of any of the Requisite Consenting Noteholders. The foregoing board designation rights shall not continue after the selection of the New Board.

The boards of directors for the direct and indirect subsidiaries of Reorganized NII shall be identified and selected by the New Board.

Reorganized NII will continue to be a reporting company with the Securities and Exchange Commission following the Effective Date.

Management Incentive Plan	Upon the Effective Date, the New Board shall adopt a management incentive plan, including (i) restricted stock units for up to 2.5% of the New NII Common Stock and (ii) options to purchase up to 2.5% of the New NII Common Stock on a fully diluted basis with any applicable exercise price to be determined by the New Board (collectively, the “MIP Shares”). The vesting, apportionment and granting of the MIP Shares shall be determined by the New Board.

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Releases	The Plan shall provide certain customary release provisions for the benefit of the Debtors, their directors, officers, and agents and their respective attorneys, financial advisors and other specified professionals, the Requisite Consenting Noteholders, the indenture trustees for the Notes (the “Indenture Trustees”), the Committee, the members of the Committee and their respective agents, and each of their respective attorneys, financial advisors and other specified professionals, to the extent permitted by applicable law.

Exculpation	The Plan shall provide certain customary exculpation provisions, which shall include a full exculpation from liability in favor of the Debtors, the Indenture Trustees, the Requisite Consenting Noteholders, the Committee, the members of the Committee, and all of the foregoing parties’ respective current and former officers, directors, members, employees, advisors, attorneys, professionals, accountants, investment bankers, consultants, agents and other representatives (including their respective officers, directors, employees, members and professionals) from any and all Claims and causes of action arising before the Effective Date and any and all Claims and causes of action relating to any act taken or omitted to be taken in connection with, or related to, formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or consummating the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan or any other act taken or omitted to be taken in connection with or in contemplation of the Chapter 11 Cases or the restructuring of the Debtors, with the sole exception of willful misconduct or gross negligence.

Fees and Expenses of Requisite Consenting Noteholders

The reasonable and documented fees and expenses of (a) Akin Gump Strauss Hauer & Feld LLP (“Akin”), (b) Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), (c) Blackstone Advisory Partners, L.P. (“Blackstone”), (d) Houlihan Lokey Capital, Inc. (“HL”), (e) Robbins, Russell, Englert, Orseck, Untereiner & Sauber LLP (“Robbins Russell”), (f) Kirkland & Ellis LLP (“Kirkland”) and (g) Millstein & Co. (“Millstein” and, together with the firms set forth in the foregoing clauses (a) through (f), the “RCN Advisors”), in their respective capacity as counsel or financial advisor to one or more of the Requisite Consenting Noteholders, incurred prior to the Effective Date in connection with the Debtors’ restructuring, including restructuring, completion or transaction fees provided for or acknowledged in the engagement letters for Millstein, Blackstone and HL (and, in the case of HL and Millstein, as such engagement letters have been amended), will be paid in full in cash; provided that the reasonable and documented fees and expenses payable by the Debtors of (i) Robbins Russell shall not exceed $150,000, (ii) Kirkland shall not exceed $4,500,000, (iii) Millstein shall not exceed $4,000,000, (iv) Blackstone, solely with respect to its restructuring and discretionary fees, shall not exceed $3,000,000, and (v) HL, solely with respect to its restructuring fee, shall not exceed $7,000,000.

In connection with the Debtors’ motion for postpetition financing, the Debtors shall seek authorization to pay in full in cash the reasonable and documented fees and expenses of Akin, Paul Weiss and Kirkland (collectively, “RCN Counsel”) (i) incurred through the date of the order approving such motion (the “DIP

17

Financing Order”), such payment to be made to Akin and Kirkland expeditiously after entry of the DIP Financing Order and receipt of the relevant invoices for such fees and expenses and to Paul Weiss on the Effective Date following the receipt of invoices for such fees and expenses and (ii) incurred from the date of the DIP Financing Order through the Effective Date, such payment to be made to each RCN Counsel on the Effective Date, in each case, subject to the limitations set forth above. Notwithstanding anything to the contrary in this Term Sheet or the Plan Support Agreement, Paul Weiss shall be allowed to explain to the Bankruptcy Court the basis for its fee arrangement. The Debtors shall seek authorization to pay in full in cash the reasonable and documented fees and expenses of HL, Millstein and Blackstone, including any restructuring fees, no later than the hearing on confirmation of the Plan, subject to the limitations set forth above, with such payment to be made on the Effective Date.

Fiduciary Duties

Notwithstanding anything to the contrary in the Purchase Agreement, (i) any of the Debtors or their subsidiaries or affiliates or any of its or their respective directors or officers (in such person’s capacity as a director or officer) shall not be required to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with, or cause such party to breach, such party’s fiduciary obligations under applicable law; and (ii) any of the Debtors and their boards of directors shall be entitled to take any action in connection with the Sale Transaction and continue to market and solicit bids for the sale any of their assets pursuant to section 363 of the Bankruptcy Code in the interest of maximizing the value of the Debtors’ estates, consistent with their fiduciary obligations.

Notwithstanding anything to the contrary in the Plan Support Agreement, neither the Committee nor its members (in such member’s capacity as a Committee member) shall be required to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action would be inconsistent with, or cause such party to breach, such party’s fiduciary obligations under the Bankruptcy Code and applicable law.

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EXHIBIT 2

FORM OF JOINDER AGREEMENT

This JOINDER AGREEMENT to that certain Plan Support Agreement entered into as of March 5, 2015 by and among NII Holdings, Inc., NII Capital Corp., NII Funding Corp., NII Aviation, Inc., Nextel International (Services), Ltd., NII Global Holdings, Inc., NII International Holdings S.à r.l., NII International Services S.à r.l, NII International Telecom S.C.A., NII Mercosur, LLC, McCaw International (Brazil), LLC, Airfone Holdings, LLC, NIU Holdings, LLC, the Consenting Noteholders (in their capacities as parties thereto), and the Committee and attached hereto as Exhibit A (as amended, modified, or amended and restated from time to time in accordance with its terms, the “Plan Support Agreement”), is hereby executed and delivered by [●] (the “Joining Party”) as of ________ [●], ___.

Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Plan Support Agreement.

Agreement to be Bound. The Joining Party hereby agrees, on a several basis, to be bound by the Plan Support Agreement in accordance with its terms. The Joining Party shall hereafter be deemed to be a Party, and to the extent the Joining Party is a transferee of a Consenting Noteholder, such Joining Party shall hereafter be deemed to be a Consenting Noteholder, for any and all purposes under the Plan Support Agreement. For the avoidance of doubt, to the extent not already a Party to the Agreement, the Joining Party shall only become a Party (or Consenting Noteholder, to the extent applicable) to the Agreement with respect to the Claims that are the subject of the Transfer. In the event of any inconsistency between this Joinder Agreement and the Plan Support Agreement, the Plan Support Agreement shall control in all respects.

Representations and Warranties. With respect to the aggregate principal amount and type of Claims set forth below its name on the signature page hereof, the Joining Party hereby makes the representations and warranties of the Parties set forth in Section 5 of the Plan Support Agreement to each other Party to the Plan Support Agreement. For the avoidance of doubt, only the aggregate principal amount of the Claims that are the subject of the Transfer must be stated on the signature page of this Joinder Agreement.

Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of laws principles thereof that would require the application of the law of any other jurisdiction.

[Signature pages follow.]

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Date executed: [___________]

[NAME OF TRANSFEREE]

By:
Name:
Title:

Address:

Attn.:
Tel.:
Fax:
Email:

Aggregate principal amount of Claims beneficially owned or managed on behalf of funds or accounts that beneficially own such Claims:

Capco 2016 Notes Claims:

$_________________________________

Capco 2019 Notes Claims:

$_________________________________

Capco 2021 Notes Claims:

$_________________________________

Luxco 7.875% Notes Claims:

$_________________________________

Luxco 11.375% Notes Claims:

$_________________________________

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